================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):

                                 October 1, 1998


                           SNYDER COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                     1-12145                   52-1983617
(State or Other Jurisdiction         (Commission              (I.R.S. Employer
     of Incorporation)               File Number)            Identification No.)


                   Two Democracy Center, 6903 Rockledge Drive
                      15th Floor, Bethesda, Maryland 20817
               (Address of Principal Executive Offices) (Zip Code)


                                 (301) 468-1010
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



================================================================================

ITEM 5. OTHER EVENTS.

Supplemental Consolidated Financial Statements

     Subsequent to September 30, 1998, the Company acquired Response Marketing Group, LLC ("RMG") and National Sales Services, Inc. ("NRS") in pooling of interests transactions. The accompanying supplemental consolidated financial statements have been retroactively restated to reflect the combined supplemental financial position and combined supplemental results of operations and cash flows of the Company, RMG and NRS for all periods presented, giving effect to the acquisitions of RMG and NRS as if they had occurred at the beginning of the earliest period presented. Generally accepted accounting principles prohibit giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation of the business combination. The accompanying supplemental consolidated financial statements do not extend through the dates of consummation of the RMG and NRS business combinations; however, they will become the historical consolidated financial statements of the Company after financial statements covering the dates of consummation of these business combinations are issued.

             INDEX TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                Page
                                                                                                                ----
SNYDER COMMUNICATIONS, INC.
SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
Supplemental Condensed Consolidated Balance Sheet as of September 30, 1998 (Unaudited)
    and December 31, 1997 ................................................................................        1
Unaudited Supplemental Condensed Consolidated Statement of Income for the nine months
    ended September 30, 1998 and 1997 ....................................................................        2
Unaudited Supplemental Condensed Consolidated Statement of Cash Flows for the nine months
    ended September 30, 1998 and 1997 ....................................................................        3
Unaudited  Supplemental  Condensed  Consolidated  Statement of Equity and Comprehensive Income for
    the nine months ended September 30, 1998..............................................................        5
Notes to Unaudited Supplemental Condensed Consolidated Financial Statements...............................        6
Supplemental Report of Independent Public Accountants.....................................................       12
Supplemental Consolidated Balance Sheet as of December 31, 1997 and 1996..................................       13
Supplemental Consolidated Statement of Income, including unaudited pro forma data, for the
    years ended December 31, 1997, 1996 and 1995..........................................................       14
Supplemental Consolidated Statement of Equity and Comprehensive Income for the years
    ended December 31, 1997, 1996 and 1995................................................................       15
Supplemental Consolidated Statement of Cash Flows for the years ended December 31, 1997,
    1996 and 1995.........................................................................................       17
Notes to Supplemental Consolidated Financial Statements...................................................       19

BRANN HOLDINGS LIMITED
Report of Independent Accountants.........................................................................       46

AMERICAN LIST CORPORATION
Report of Independent Certified Public Accountants........................................................       47

SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENT SCHEDULE
Supplemental Report of Independent Public Accountants.....................................................       48
Schedule II - Valuation and Qualifying Accounts for the Years Ended
    December 31, 1997, 1996 and 1995......................................................................       49


                           SNYDER COMMUNICATIONS, INC.

                SUPPLEMENTAL CONDENSED CONSOLIDATED BALANCE SHEET

                                 (in thousands)

                                                                                           September 30,  December 31,
                                                                                           -------------  ------------
                                                                                               1998           1997
                                                                                               ----           ----
                                                                                            (unaudited)
                                          ASSETS
Current assets:
     Cash and equivalents...............................................................       $100,134   $  86,771
     Marketable securities..............................................................            861       2,348
     Accounts receivable, net of allowance for doubtful accounts of $7,867 and
        $7,689 at September 30, 1998 and December 31, 1997, respectively................        111,310      95,737
     Receivables from pass through costs................................................         85,272      74,964
     Related party receivables..........................................................          2,097       3,335
     Unbilled services..................................................................         30,413      20,026
     Other current assets...............................................................         34,316      27,962
                                                                                             ----------- ----------
          Total current assets..........................................................        364,403     311,143
                                                                                             ----------- ----------
Property and equipment, net.............................................................         68,021      44,558
Goodwill and other intangible assets, net...............................................        127,812      68,943
Deferred tax asset......................................................................         53,583       4,784
Deposits and other assets...............................................................         10,212      10,166
                                                                                             ----------- ----------
          Total assets..................................................................       $624,031    $439,594
                                                                                             ==========  ==========
                                  LIABILITIES AND EQUITY
Current liabilities:
     Lines of credit....................................................................     $    2,393   $  32,050
     Current maturities of long-term debt...............................................          4,227       2,457
     Accrued payroll....................................................................         29,735      24,770
     Accounts payable...................................................................        117,466     100,208
     Accrued expenses...................................................................        103,689      96,162
     Client advances....................................................................          6,183      12,259
     Unearned revenue...................................................................         20,859      28,811
                                                                                             ----------- ----------
          Total current liabilities.....................................................        284,552     296,717
                                                                                             ----------- ----------
Related party borrowings................................................................          6,357       6,861
Long-term obligations under capital leases..............................................          1,622       1,848
Long-term debt, net of current maturities...............................................         13,773       4,603
Other liabilities.......................................................................          3,085       6,997
Commitments and contingencies
Redeemable ESOP stock, 147 shares outstanding as of September 30, 1998 and
   December 31, 1997, respectively......................................................          4,925       5,278

Equity:
Preferred stock, $.001 par value per share, 5,000 shares authorized, none issued and
   outstanding at September 30, 1998 and December 31, 1997, respectively................           --          --

Common stock, $.001 par value per share, 120,000 shares authorized, 70,051 and
   66,168 shares issued and outstanding at September 30, 1998 and December 31,
   1997, respectively...................................................................             70          66
Additional paid-in capital..............................................................        330,498     179,105
Treasury stock, at cost, 1,819 and 2,647 shares at September 30, 1998 and December 31,
   1997, respectively...................................................................        (16,907)    (42,705)
Accumulated other comprehensive income..................................................          2,537         650
Retained deficit........................................................................         (6,481)    (19,826)
                                                                                             ----------- ----------
          Total equity..................................................................        309,717     117,290
                                                                                             ----------- ----------
          Total liabilities and equity..................................................       $624,031    $439,594
                                                                                             =========== ==========

                     The accompanying notes are an integral
        part of this supplemental condensed consolidated balance sheet.

                           SNYDER COMMUNICATIONS, INC.

             SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                   (unaudited)

                                                                                     For the Nine Months
                                                                                     Ended September 30,
                                                                                     -------------------
                                                                                   1998               1997
                                                                                   ----               ----
                                                                                     (in thousands except
                                                                                        per share data)
Revenues  .................................................................       $576,256          $427,364
Operating expenses:
     Cost of services......................................................        391,428           298,565
     Selling, general and administrative expenses..........................        104,749            84,862
     Compensation to stockholders..........................................          1,225            17,017
     ESOP expense..........................................................           --               3,412
     Recapitalization costs................................................           --               1,889
     Acquisition and related costs.........................................         43,378            33,207
                                                                               -----------      ------------
Income (loss) from operations..............................................         35,476           (11,588)
Interest income (expense), net.............................................            199              (620)
                                                                               -----------      ------------
Income (loss) from continuing operations before income taxes...............         35,675           (12,208)
Income tax provision.......................................................        (18,367)           (7,902)
                                                                               -----------      ------------
Income (loss) from continuing operations...................................         17,308           (20,110)
Loss from discontinued operations..........................................           --              (1,481)
                                                                               -----------      ------------
     Net income (loss).....................................................        $17,308          $(21,591)
                                                                               ===========      ============
Historical net income (loss) per share:
   Basic net income (loss) per share
     Income (loss) from continuing operations..............................     $     0.26         $   (0.33)
                                                                                ==========        ==========
     Net income (loss).....................................................     $     0.26         $   (0.35)
                                                                                ==========        ==========
   Diluted net income (loss) per share
     Income (loss) from continuing operations..............................     $     0.25         $   (0.33)
                                                                                ==========        ==========
     Net income (loss).....................................................     $     0.25         $   (0.35)
                                                                                ==========        ==========
Pro forma net income (loss) per share (Note 6):
   Basic net income (loss) per share
     Income (loss) from continuing operations..............................     $     0.22         $   (0.37)
                                                                                ==========        ==========
     Net income (loss).....................................................     $     0.22         $   (0.38)
                                                                                ==========        ==========
Diluted net income (loss) per share
     Income (loss) from continuing operations..............................     $     0.22         $   (0.37)
                                                                                ==========        ==========
     Net income (loss).....................................................     $     0.22         $   (0.38)
                                                                                ==========        ==========

                 The accompanying notes are an integral part of this supplemental condensed consolidated statement of income.

                           SNYDER COMMUNICATIONS, INC.

           SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                                   (unaudited)

                                                                                                For the
                                                                                               Nine Months
                                                                                           Ended September 30,
                                                                                           -------------------
                                                                                           1998          1997
                                                                                           ----          ----
                                                                                             (in thousands)
Cash flows from operating activities:
Net income (loss)....................................................................     $17,308     $(21,591)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization....................................................      15,642       11,607
    Noncash charge from accelerated vesting of acquired subsidiary options/stock
      grants ........................................................................       2,020        9,097
    Noncash ESOP expense.............................................................          --        3,490
    Loss on disposal of assets.......................................................         146        2,940
    Deferred taxes...................................................................         (54)      (1,038)
    Other noncash....................................................................         126          (14)
Changes in assets and liabilities:
    Accounts receivable, net.........................................................       4,216      (18,089)
    Related party receivables........................................................       1,424          455
    Receivables from pass through costs..............................................     (10,308)     (13,899)
    Unbilled services................................................................      (9,452)      (2,393)
    Deposits and other assets........................................................      (1,494)       1,197
    Other current assets.............................................................      (7,783)        (612)
    Accrued payroll, accounts payable and accrued expenses...........................      21,298       49,808
    Unearned revenue.................................................................      (6,849)      (1,446)
    Client advances..................................................................     (10,575)       2,000
    Impact from differing fiscal year ends...........................................        --         (2,761)
                                                                                       ----------    ---------
      Net cash provided by operating activities......................................      15,665       18,751
                                                                                       ----------    ---------
Cash flows from investing activities:
Purchase of subsidiaries, net of cash acquired.......................................     (10,207)     (16,373)
Purchase of property and equipment...................................................     (29,040)     (13,828)
Proceeds from sale of equipment......................................................         786           83
Net sales of marketable securities...................................................       1,537        4,086
Purchase of intangible assets........................................................        (713)      (4,626)
Note and advances to stockholders....................................................         918         (108)
Impact from differing fiscal year ends...............................................          20         (446)
                                                                                       ----------    ---------
      Net cash used in investing activities..........................................     (36,699)     (31,212)
                                                                                       ----------    ---------
Cash flows from financing activities:
Repayment of long-term notes payable to limited partners and others..................      (1,071)     (11,472)
Distributions and dividends..........................................................      (2,445)      (9,094)
Acquisition of treasury stock........................................................      (2,097)      (2,110)
Net proceeds from long-term debt.....................................................       1,017        6,571
Redemption of mandatorily redeemable preferred stock.................................        --         (6,305)
Redemption/issuance of stock in connection with recapitalization of acquired
  subsidiary.........................................................................        --        (16,770)
Net borrowings (repayments) on lines of credit.......................................     (29,687)      (2,427)
Payments on capital lease obligations................................................      (1,405)      (1,045)
Proceeds from exercise of options....................................................      17,037       18,149
Proceeds from issuance of common stock...............................................      52,103       43,317
Impact from differing fiscal year ends...............................................        --          3,704
                                                                                       ----------    ---------
      Net cash provided by financing activities......................................      33,452       22,518
                                                                                       ----------    ---------
Effect of exchange rate changes......................................................         945          583
                                                                                       ----------    ---------
Net increase in cash and equivalents.................................................      13,363       10,640
Cash and equivalents, beginning of period............................................      86,771       74,575
                                                                                       ----------    ---------
Cash and equivalents, end of period..................................................    $100,134      $85,215
                                                                                       ----------    ---------
Supplemental disclosure of cash flow information:
Cash paid for interest including dividends on mandatorily redeemable preferred stock.   $   1,444     $  1,975
Cash paid for income taxes...........................................................      10,826        5,546
Supplemental disclosure of noncash activities:
Equipment purchased under capital leases.............................................         937          778
Distribution of nonoperating assets by a subsidiary..................................         974         --
Issuance of shares of common stock for purchase of subsidiaries......................      52,568         --



                                       3

                           SNYDER COMMUNICATIONS, INC.

           SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Continued)

                                   (unaudited)

                                                                                                For the
                                                                                               Nine Months
                                                                                           Ended September 30,
                                                                                           -------------------
                                                                                           1998          1997
                                                                                           ----          ----
                                                                                             (in thousands)


Issuance of common stock related to stock appreciation rights........................  $    3,484    $    --
Issuance of note for purchase of subsidiary..........................................       1,350         --
Redemption of common stock in exchange for a note payable............................        --            457
Issuance of notes payable for purchases of treasury stock............................        --            215
Issuance of common stock and warrants for subsidiary debt financing..................         440         --
Acquisition of property for common stock and assumption of debt......................       1,538         --




                 The accompanying notes are an integral part of this supplemental condensed consolidated statement of cash flows.

                           SNYDER COMMUNICATIONS, INC.

                SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENT OF
                         EQUITY AND COMPREHENSIVE INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                   (unaudited)

                                               Common                                Accumulated
                                     Common    Stock   Additional                       Other
                                     Stock      Par     Paid-in  Retained  Treasury  Comprehensive         Comprehensive
                                     Shares     Value   Capital  (Deficit)  Stock       Income      Total      Income
                                     ------     -----   -------  ---------  -----       ------      -----      ------
                                                             (in thousands, except share data)
Balance, December 31, 1997, as
  previously restated for
   poolings.......................  66,168,000   $  66  $179,105  $(19,826) $(42,705)    $  650    $117,290   $   --
    Distributions and dividends...       --       --       --       (4,317)    --            --     (4,317)       --
    Net proceeds from  secondary
     stock offering...............     500,000        1   17,328       --       --           --      17,329       --
    Exercise of stock options and
     subsidiary stock appreciation
     rights.......................   1,012,000        1   29,862       --         20         --      29,883       --
    Issuance of shares for
     purchase of subsidiaries and
     property.....................   1,268,000        1   52,455       --       --           --      52,456       --
    Issuance of common stock
     and warrants.................      39,000     --        440       --       --           --         440       --
    Reissuance of treasury stock by
     subsidiaries  prior to  Merger
     with SNC  ..................    1,064,000        1    6,873       --     27,900         --      34,774       --
    Foreign currency translation
     adjustment...................       --        --       --         --       --        1,940       1,940      1,940
    Unrealized loss on marketable
     securities...................       --        --       --         --       --          (53)        (53)       (53)
    Purchases and retirement of
     treasury stock...............       --        --         87       --     (2,122)        --      (2,035)      --
    Reclassification of redeemable
     ESOP stock...................       --        --       --          354     --           --         354       --
    Tax benefit from taxable merger
     transaction..................       --        --     44,348       --       --           --      44,348       --
    Net income....................       --        --       --       17,308     --           --      17,308     17,308
                                                                                                             ---------
    Comprehensive income..........       --        --       --         --       --           --        --    $  19,195
                                    ----------   ------ --------   --------  --------   --------   --------  =========
Balance, September 30, 1998.......  70,051,000    $  70 $330,498   $ (6,481) $(16,907)    $2,537   $309,717
                                    ==========   ====== ========   ========  ========   ========   ========


                 The accompanying notes are an integral part of
        this supplemental condensed consolidated statement of equity and comprehensive income.

                           SNYDER COMMUNICATIONS, INC.

        NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               September 30, 1998
                                   (unaudited)

1.   Organization, Basis of Presentation and Business:

     On October 19, 1988, Collegiate Marketing and Communications, Inc., a Delaware corporation (the "General Partner"), and a Delaware limited partnership beneficially owned by Mortimer B. Zuckerman and Fred Drasner (the "Original Limited Partner") entered into a partnership agreement (the "Partnership Agreement") under the name Collegiate Marketing and Communications, L.P. (the "Partnership"). On September 1, 1989, the name of the Partnership was changed to Snyder Communications, L.P., and the name of the General Partner was changed to Snyder Communications, Inc. On May 18, 1995, the Partnership Agreement was amended to admit several new limited partners into the Partnership. On June 25, 1996, the name of the General Partner was changed to Snyder Marketing Services, Inc. ("SMS").

     Snyder Communications, Inc., a Delaware corporation, was incorporated on June 25, 1996, to continue the business operations of the Partnership. Snyder Communications, Inc., in conjunction with all of the existing partners in the Partnership, reorganized on September 24, 1996 (the "Reorganization"), upon the effectiveness of the initial public offering of its common stock. After consummation of the Reorganization, Snyder Communications, Inc. owned 100 percent of the stock of SMS and, directly and indirectly (through its ownership of SMS), 100 percent of the interests in the Partnership (the consolidated entity will be referred to herein as "SNC" or "Snyder Communications").

     Through November 1998, SNC issued 14,848,059 shares in pooling of interests transactions completed during 1998 (the "1998 Mergers"). The transactions include the acquisitions of Health Products Research, Inc. ("HPR"), Publimed Promotions S.A. ("Publimed"), Clinical Communications Group, Inc. ("Clinical"), MKM Marketinginstitut GmbH ("MKM"), Blau Marketing Technologies, Inc., ("Blau"), Arnold Communications, Inc. ("Arnold"), Response Marketing Group, LLC ("RMG") and National Sales Services, Inc. ("NRS"). HPR, Publimed, Clinical, and MKM provide sales and marketing services to the pharmaceutical industry. HPR operates primarily in the U.S. and provides strategic and tactical sales force market planning and evaluation services to leading pharmaceutical and medical device manufacturers. Publimed markets medical products for pharmaceutical companies in France utilizing field sales. Clinical, located in the U.S., provides a complete range of healthcare educational and marketing services for the pharmaceutical industry. MKM markets medical products for pharmaceutical companies in Germany utilizing field sales. Blau's operations are conducted throughout the U.S. and consist primarily of strategic consulting, creative services, program design and implementation, consumer database management, response tracking and analysis, interactive services and production management. Arnold's operations are also conducted throughout the U.S. , and they include creative services, direct marketing, new media marketing, database management services, and full-service public relations for its clients. RMG operates in the U.S., and it develops programs using database and analytical services that are designed to maximize the effectiveness of its clients' direct marketing programs. NRS provides field-marketing services to its clients throughout the U.S.

     The accompanying supplemental condensed consolidated financial statements have been retroactively restated to reflect the combined financial position and combined results of operations and cash flows of the 1998 Mergers, giving effect to these acquisitions as if they had occurred at the beginning of the earliest period presented (the combined entity will be referred to herein as the "Company"). The supplemental condensed consolidated balance sheet for all periods presented gives effect to the conversion of the 1998 Mergers common stock to 14,848,059 shares of SNC common stock. Certain amounts previously presented have been reclassified to conform to the September 30, 1998 presentation.

                           SNYDER COMMUNICATIONS, INC.

     Snyder Communications provides fully integrated outsourced marketing solutions. The Company identifies high value consumer segments; designs and implements marketing programs to reach them; initiates and closes sales on behalf of its clients; and provides customer care, retention and loyalty marketing services. The Company's resources include proprietary databases of targeted customers and small businesses; database management services; pharmaceutical detailing services; pharmaceutical consulting; medical education communications; proprietary product sampling programs and publications; sponsored information displays in proprietary locations; marketing program consultants; creative services; interactive services; field sales and marketing representatives; customer service representatives; and direct mail and fulfillment capabilities. The Company's operations are conducted throughout the United States, the United Kingdom ("U.K."), France, Germany, Ireland, the Netherlands, and Hungary.

     The accompanying unaudited supplemental condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. As a result, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes that the disclosures made are adequate to make the information presented not misleading. The supplemental condensed consolidated financial statements reflect all adjustments (consisting of only normal recurring adjustments) which, in the opinion of management, are necessary to present fairly the financial position, results of operations and cash flows of the Company as of September 30, 1998 and for the nine months ended September 30, 1998 and 1997. Operating results for the nine-month period ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. The unaudited supplemental condensed consolidated financial statements should be read in conjunction with the supplemental consolidated financial statements and footnotes thereto included elsewhere in this Form 8-K.

2. Business Combinations

     The following details revenues and net income (loss) for each of the nine months ended September 30, 1998 and 1997 of SNC and all entities acquired by SNC through pooling of interests combinations ("Pooled Entities") through the dates of their respective mergers. The SNC amounts include the financial results of the original operations of SNC for the entire period and the financial results of the Pooled Entities for the period subsequent to the dates of their respective mergers.

                                                Nine Months
                                            Ended September 30,
                                            -------------------
                                         1998                1997
                                         ----                ----
                                              (in thousands)
     Revenues:
          SNC.....................     $452,206            $146,039
          Pooled Entities.........      124,050             281,325
                                      ---------           ---------
                                       $576,256            $427,364
                                      =========           =========
     Net Income (Loss):
          SNC.....................    $  23,536            $  3,866
          Pooled Entities.........       (6,228)            (25,457)
                                      ---------           ---------
                                      $  17,308            $(21,591)
                                      =========           =========


     During the nine months ended September 30, 1998, SNC recorded $14.8 million of nonrecurring acquisition and related costs, and the Pooled Entities recorded $29.8 million in nonrecurring costs, which consisted of $28.6 million of

                           SNYDER COMMUNICATIONS, INC.

acquisition and related costs and $1.2 million of compensation to stockholders. Pro forma net income for SNC and the Pooled Entities adjusted to exclude the nonrecurring costs and assuming that all of the Pooled Entities had been taxed similarly to C corporations was approximately $34.7 million and $15.1 million, respectively, for the nine months ended September 30, 1998. Combined basic and diluted net income per share from continuing operations for the same periods, excluding nonrecurring costs, was $0.74 and $0.71, respectively.

     During the nine months ended September 30, 1997, SNC recorded $14.3 million of nonrecurring acquisition and related costs, and the Pooled Entities recorded $42.7 million in nonrecurring costs which consisted of $18.9 million of acquisition and related costs, $17.0 million of compensation to stockholders, $3.4 million of ESOP expense, $1.9 million of recapitalization costs and the $1.5 million loss from discontinued operations. Pro forma net income for SNC and the Pooled Entities adjusted to exclude nonrecurring costs and assuming that all of the Pooled Entities had been taxed similarly to C corporations was approximately $13.8 million and $10.8 million, respectively, for the nine months ended September 30, 1997. Combined basic and diluted net income per share from continuing operations, excluding nonrecurring costs for the same period, was $0.40 and $0.39, respectively.

     During the nine months ended September 30, 1998, SNC completed purchase business combinations, including CLI Pharma (March 25, 1998) and HealthCare Promotions ("HCP") (February 13, 1998), for total consideration paid of approximately $52.6 million (1,268,000 shares of SNC common stock and $5.0 million in cash). Based upon a preliminary allocation of purchase consideration, these purchase business combinations have resulted in additional goodwill of approximately $50.0 million.

     The following table presents pro forma financial information as if the Company's 1997 purchase of Halliday Jones Sales Ltd. and 1998 purchases of HCP and CLI Pharma had been consummated at the beginning of each of the periods presented and all of the Company's operations had been taxed similarly to a C corporation (in thousands):

                                                                                  Nine Months
                                                                               Ended September 30,
                                                                               -------------------
                                                                              1998            1997
                                                                              ----            ----
                                                                                  (unaudited)
     Pro Forma Revenues...............................................     $587,024         $473,385
     Pro Forma Income (Loss) from Continuing Operations...............       15,588          (19,708)
     Pro Forma Net Income (Loss)......................................       15,588          (20,592)
     Pro Forma Basic Net Income (Loss) Per Share......................         0.23           (0.33)
     Pro Forma Diluted Net Income (Loss) Per Share....................         0.22           (0.33)



     During the nine months ended September 30, 1998, the Company recorded $44.6 million in nonrecurring costs, consisting of $43.4 million of acquisition and related costs and $1.2 million of compensation to stockholders. Pro forma net income adjusted to exclude these nonrecurring costs was approximately $50.3 million for the nine months ended September 30, 1998. Pro forma basic and diluted net income per share, excluding nonrecurring costs, was $0.75 and $0.72 respectively, for the same period.

     During the nine months ended September 30, 1997, the Company recorded $57.0 million in nonrecurring costs, consisting of $33.2 million of acquisition and related costs, $17.0 million of compensation to stockholders, $3.4 million of ESOP expense, $1.9 million of recapitalization costs and the $1.5 million loss from discontinued operations. Pro forma net income adjusted to exclude nonrecurring costs, was $28.0 million for the nine months ended September 30,

                           SNYDER COMMUNICATIONS, INC.

1997. Pro forma basic and diluted net income per share, excluding nonrecurring costs, was $0.46 and $0.45, respectively, for the same period.


3. Receivables From Pass Through Costs:

     Receivables from pass through costs relate to services purchased from third parties, on behalf of clients, for which no revenue is recorded.


4. Acquisition and Related Costs:

     During the nine months ended September 30, 1998, SNC recorded $43.4 million in nonrecurring acquisition and related costs. These costs are primarily related to the consummation of the 1998 Mergers and consist of investment banking fees, expenses associated with stock appreciation rights and restricted stock grants, other professional service fees, tax payments and other contractual payments. In addition, this amount includes a charge of approximately $4.7 million for costs necessary to implement the Company's 1998 consolidation of certain U.S. and U.K. operations. The charge consists of approximately $2.3 million to consolidate and terminate lease obligations and write off leasehold improvements at the office facilities of three acquired subsidiaries and $2.4 million in severance and related costs to terminate the employment of 54 management and administrative personnel at the acquired subsidiaries. As of September 30, 1998, 18 employees had terminated employment with the Company, and $2.0 million had been charged against the total liability.


5. Income Taxes:

     The Company's effective tax rate for the nine months ended September 30, 1998 and 1997 differs from the federal statutory rate due primarily to the nondeductibility of certain nonrecurring acquisition costs, state income taxes, the different tax status of certain of the Pooled Entities prior to their merger with SNC and different statutory rates for the Company's international operations.


6. Pro Forma Income (Loss) Data:

     The pro forma net income (loss) per share amounts include a provision for federal and state income taxes as if the Company had been a taxable C corporation for all periods presented. The pro forma income tax rate on the Company's recurring operations reflects the combined federal and state income taxes of approximately 38.00 percent and 43.15 percent for the nine months ended September 30, 1998 and 1997. The pro forma income tax rates in the table below differ from the pro forma income tax rates on the Company's recurring operations due to the nondeductibility of certain of the acquisition and related costs.

                           SNYDER COMMUNICATIONS, INC.

     The table below presents this pro forma calculation of net income (loss) (in thousands):

                                                                                          For The Nine Months
                                                                                          Ended September 30,
                                                                                              (unaudited)
Pro forma net income (loss) data:                                                        1998             1997
                                                                                         ----             ----
Historical income (loss) from continuing operations before income taxes........         $35,675        $(12,208)
Pro forma provisions for income taxes..........................................         (20,604)        (10,292)
                                                                                       ----------     ----------
Pro forma income (loss) from continuing operations.............................          15,071         (22,500)
                                                                                       ----------     ----------
Loss from discontinued operations, less applicable pro forma income taxes......            --              (884)
                                                                                       ----------     ----------
Pro forma net income (loss)....................................................         $15,071        $(23,384)
                                                                                       ==========     ==========


7. Public Offering of Common Stock:

     On May 27, 1998 the Company completed the public offering of 7,068,006 shares of its common stock, par value $0.001 per share (the "Common Stock") at an offering price of $42.00 per share. The offering included 500,064 newly issued shares of Common Stock sold by the Company and 6,567,942 previously outstanding shares of Common Stock sold by selling stockholders. The Company received net proceeds of $17.3 million from the offering (after deducting the estimated costs associated with the offering). The Company did not receive any proceeds from the sale of shares of Common Stock in the offering by the selling stockholders.

8. Accumulated Other Comprehensive Income:

     The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS No.130"), during the first quarter of 1998. SFAS No.130 requires companies to report as comprehensive income all changes in equity during a period, except those resulting from investments and distributions to owners, in financial statements for the period in which they are recognized. Included within accumulated other comprehensive income are the cumulative amounts for foreign currency translation adjustments and unrealized gains and losses on marketable securities. The cumulative foreign currency translation adjustment was $2,526,000 and $587,000 as of September 30, 1998 and December 31, 1997, respectively. The cumulative unrealized gain on marketable securities was $11,000 and $63,000 as of September 30, 1998 and December 31, 1997, respectively.

9. Tax Benefit from Taxable Merger Transaction:

     SNC will receive a future tax benefit arising from the tax treatment of its first quarter 1998 merger with Arnold Communications, Inc. In accordance with generally accepted accounting principles, because the merger has been accounted for as a pooling of interests, the net estimated future tax benefit of approximately $44.4 million is reflected as a deferred tax asset in the accompanying condensed consolidated balance sheet at September 30, 1998 with the offsetting credit made to additional paid-in capital.

                           SNYDER COMMUNICATIONS, INC.

10. Net Income (Loss) Per Share:

     A reconciliation of the shares used to compute basic and diluted earnings per share follows. For each of the periods presented, the same net income (loss) used to compute basic earnings per share was used to compute diluted earnings per share.

                                                                                         For the Nine Months
                                                                                         Ended September 30,
                                                                                         -------------------
                                                                                         1998           1997
                                                                                         ----           ----
                                                                                           (in thousands)
Weighted average shares outstanding for the period used in
   computation of basic net income (loss) per share...............................       67,269          60,888
Diluted impact of stock options and other dilutive securities.....................        2,589            --
                                                                                        -------         -------
Shares used in computation of diluted net income (loss) per share.................       69,858          60,888



     For the nine months ended September 30, 1998 and 1997, there existed weighted average common stock equivalents of 684,553 and 1,811,323 respectively, which are not included in the calculation of diluted net income (loss) per share because they were antidilutive for the periods.

              SUPPLEMENTAL REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Snyder Communications, Inc.:

     We have audited the accompanying supplemental consolidated balance sheet of Snyder Communications, Inc. and subsidiaries (the "Company") as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, equity and comprehensive income and cash flows for each of the years in the three year period ended December 31, 1997. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits. We did not audit the 1996 and 1995 financial statements of American List Corporation or Brann Holdings Limited included in the supplemental consolidated financial statements of the Company, which statements reflect total assets constituting 17 percent of the related consolidated total as of December 31, 1996, and revenues constituting 13 percent and 16 percent of the related consolidated totals in 1996 and 1995, respectively. These statements were audited by other auditors whose reports have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for American List Corporation or Brann Holdings Limited, is based solely upon the reports of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the supplemental consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the reports of the other auditors, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Snyder Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1997, in conformity with generally accepted accounting principles.


                               ARTHUR ANDERSEN LLP

Washington, D.C.
November 25, 1998

                           SNYDER COMMUNICATIONS, INC.

                     SUPPLEMENTAL CONSOLIDATED BALANCE SHEET
                                    (NOTE 1)
                                 (in thousands)

                                                                                                   December 31,
                                                                                                   ------------
                                                                                                 1997        1996
                                                                                                 ----        ----
                                           ASSETS
Current assets:
     Cash and equivalents.................................................................    $  86,771   $  74,575
     Marketable securities................................................................        2,348       9,987
     Accounts receivable, net of allowance for doubtful accounts of $7,689 and $2,512
        at December 31, 1997 and 1996, respectively.......................................       95,737      62,452
     Receivables from pass through costs..................................................       74,964      64,483
     Related party receivables............................................................        3,335       1,827
     Unbilled services....................................................................       20,026      14,325
     Other current assets.................................................................       27,962      15,905
                                                                                             ----------  ----------
          Total current assets............................................................      311,143     243,554
                                                                                             ----------  ----------
Property and equipment, net...............................................................       44,558      35,437
Goodwill and other intangible assets, net.................................................       68,943      23,432
Deferred tax asset........................................................................        4,784          --
Deposits and other assets.................................................................       10,166       9,812
                                                                                             ----------  ----------
          Total assets....................................................................     $439,594    $312,235
                                                                                             ==========  ==========

                                   LIABILITIES AND EQUITY
Current liabilities:
     Lines of credit......................................................................    $  32,050   $  10,611
     Current maturities of long-term debt.................................................        2,457       7,036
     Accrued payroll......................................................................       24,770       8,860
     Accounts payable.....................................................................      100,208      84,168
     Accrued expenses.....................................................................       96,162      56,787
     Client advances......................................................................       12,259      10,213
     Unearned revenue.....................................................................       28,811      22,050
                                                                                             ----------  ----------
          Total current liabilities.......................................................      296,717     199,725
                                                                                             ----------  ----------
Related party borrowings..................................................................        6,861      12,847
Mandatorily redeemable preferred stock, held by related parties...........................         --         8,452
Long-term obligations under capital leases................................................        1,848       2,453
Long-term debt, net of current maturities.................................................        4,603      14,882
Other liabilities (including deferred income taxes of $2,803 and $285 at December 31,
   1997 and 1996, respectively)...........................................................        6,997       4,532
Commitments and contingencies
Redeemable ESOP stock, 147 and 72 shares outstanding at December 31, 1997 and
   1996, respectively.....................................................................        5,278       2,452
Equity:
Preferred stock, $.001 par value per share, 5,000 shares authorized, none issued and
   outstanding at December 31, 1997 and 1996, respectively................................         --          --
Common stock, $.001 par value per share, 120,000 shares authorized, 66,168 and
   62,050 shares issued and outstanding at December 31, 1997 and 1996, respectively.......           66          62
Additional paid-in capital................................................................      179,105      58,159
Treasury stock, at cost, 2,647 and 1,420 shares at December 31, 1997 and 1996,
   respectively...........................................................................      (42,705)     (9,543)
Accumulated other comprehensive income....................................................          650         268
Unearned ESOP compensation................................................................         --        (1,566)
Retained (deficit) earnings...............................................................      (19,826)     19,512
                                                                                             ----------  ----------
          Total equity....................................................................      117,290      66,892
                                                                                             ----------  ----------
          Total liabilities and equity....................................................     $439,594    $312,235
                                                                                             ==========  ==========


  The accompanying notes are an integral part of this supplemental consolidated balance sheet.

                           SNYDER COMMUNICATIONS, INC.

                  SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME

                                    (NOTE 1)


                                                                                 For the Years Ended December 31,
                                                                                 --------------------------------
                                                                                   1997        1996         1995
                                                                                   ----        ----         ----
                                                                              (in thousands, except per share data)
Revenues  .................................................................     $598,687    $484,541     $399,067
Operating expenses:
     Cost of services......................................................      423,009     335,966      256,684
     Selling, general and administrative expenses..........................      122,417     101,384       85,179
     Compensation to stockholders..........................................       27,901      17,279       17,234
     ESOP expense..........................................................        5,411       6,553        2,172
     Recapitalization costs................................................        1,889        --           --
     Acquisition and related costs.........................................       39,430        --           --
                                                                             ----------- -----------  -----------
Income (loss) from operations..............................................      (21,370)     23,359       37,798
Interest expense, including amounts to related parties of $1,669, $2,734
   and $1,788 in 1997, 1996, and 1995, respectively........................       (4,788)     (6,074)      (3,847)
Investment income..........................................................        3,404       3,097        2,287
                                                                             ----------- -----------  -----------
Income (loss) from continuing operations before income taxes...............      (22,754)     20,382       36,238
Income tax provision.......................................................       (4,396)     (5,895)      (9,615)
                                                                             ----------- -----------  -----------
Income (loss) from continuing operations...................................      (27,150)     14,487       26,623
Loss from discontinued operations..........................................       (1,507)     (1,498)          --
                                                                             ----------- -----------  -----------

Income (loss) before extraordinary item....................................      (28,657)     12,989       26,623
Extraordinary item, less applicable income taxes of $806...................          --       (1,215)         --
                                                                            ------------- ----------  -----------
     Net income (loss).....................................................   $  (28,657)  $  11,774    $  26,623
                                                                            ============= ==========  ===========
Historical net income (loss) per share:
   Basic net income (loss) per share
     Income (loss) from continuing operations..............................   $    (0.44)  $    0.25    $    0.46
                                                                              ============ ==========   =========
     Net income (loss).....................................................   $    (0.46)  $    0.20    $    0.46
                                                                              ============ ==========   =========
   Diluted net income (loss) per share
     Income (loss) from continuing operations..............................   $    (0.44)  $    0.25    $    0.46
                                                                              ============ ==========   =========
     Net income (loss).....................................................   $    (0.46)  $    0.20    $    0.46
                                                                              ============ ==========   =========
Pro forma net income (loss) per share (unaudited) (Note 3):
   Basic net income (loss) per share
     Income (loss) from continuing operations..............................   $    (0.51)  $    0.14    $    0.40
                                                                              ============ ==========   =========
     Net income (loss).....................................................   $    (0.52)  $    0.10    $    0.40
                                                                              ============ ==========   =========
   Diluted net income (loss) per share
     Income (loss) from continuing operations..............................   $    (0.51)  $    0.13    $    0.40
                                                                              ============ ==========   =========
     Net income (loss).....................................................   $    (0.52)  $    0.10    $    0.40
                                                                              ============ ==========   =========


                     The accompanying notes are an integral
                            part of this supplemental
                        consolidated statement of income.

                           SNYDER COMMUNICATIONS, INC.

     SUPPLEMENTAL CONSOLIDATED STATEMENT OF EQUITY AND COMPREHENSIVE INCOME

                                    (NOTE 1)

                                                                                                 Accumulated
                                          Common  Addit-                      Unearned              Other
                                Common    Stock   ional   Retained  Limited     ESOP               Compre-                  Compre-
                                 Stock     Par   Paid-in  Earnings  Partners'  Compen-  Treasury   hensive                  hensive
                                Shares    Value  Capital  (Deficit)  Deficit   sation    Stock     Income       Total       Income
                                ------    -----  -------  ---------  -------   ------    -----     ------       -----       ------
                                                                  (in thousands, except share data)
Balance, December 31, 1994,
  as previously restated for
  poolings................... 14,490,000   $  14   $7,600  $13,527  $(1,410)  $  --     $  (420)      $ 64     $ 19,375     $  --
  Pooling of 1998 Mergers.... 13,617,000      14    6,295    6,999      --    (5,249)    (1,920)       (21)       6,118        --
                              ----------   -----  -------  -------  -------   ------    -------      -----     --------     ------
Balance, December 31, 1994,
  as restated for poolings... 28,107,000      28   13,895   20,526   (1,410)  (5,249)    (2,340)        43       25,493        --
  Pooling of Bounty Group
    Holdings Ltd. ...........  1,327,000       1      171   (5,008)     --       --         --         --        (4,836)       --
  Proceeds from sale of
    Partnership interest, net
    of income taxes of $815..       --        --    1,221     --         14      --         --         --         1,235        --

  Distributions and dividends       --        --       --  (9,670)   (3,853)     --         --         --       (13,523)       --
  Issuance of common stock...    819,000       1      226     --        --       --         --         --           227        --
  Exercise of stock options..    480,000      --      827     --        --       --         --         --           827        --
  Foreign currency
    translation adjustment...       --        --       --     --        --       --         --         101          101        101
  Unrealized gain on
    marketable securities....       --        --       --     --        --       --         --         365          365        365
  Purchases and retirements
    of treasury stock........   (302,000)     --     (517)    --        --       --      (1,245)       --        (1,762)       --
  ESOP obligation............       --        --       --     --        --    (1,729)       --         --        (1,729)       --
  Release of ESOP shares.....       --        --      (54)   (142)      --     2,654        --         --         2,458        --
  Reclassification to
    redeemable ESOP stock....       --        --        5     --        --       --         --         --             5        --
  Net income.................       --        --       --  22,823     3,800      --         --         --        26,623     26,623
Impact from differing fiscal
  year-ends (Note 1).........       --        --       --    (156)      --       --         --         --          (156)       --
                                                                                                                          --------
  Comprehensive income.......       --        --       --     --        --       --         --         --          --      $27,089
                              ----------   -----  -------  -------  -------   ------    -------      -----     --------   ========
Balance, December 31, 1995... 30,431,000      30   15,774   28,373   (1,449)  (4,324)    (3,585)       509       35,328
  Distributions and
    dividends................       --        --       --  (25,530)  (8,612)     --         --         --       (34,142)       --
  Net proceeds from
    stock issuances..........  4,271,000       4   59,364     --        --       --         --         --        59,368        --
  Reorganization............. 28,959,000      29  (15,558)   7,630    7,899      --         --         --          --          --
  Exercise of stock options..     63,000      --    1,005     --        --       --         --         --         1,005        --
  Foreign currency
    translation adjustment...       --        --       --     --        --       --         --        (130)        (130)      (130)
  Unrealized loss on
    marketable securities....       --        --       --     --        --       --         --        (111)        (111)      (111)
  Purchases and retirements
    of treasury stock........ (1,674,000)     (1)  (2,768)     (34)     --       --      (6,433)       --        (9,236)       --




                                       15

  Reissuance of treasury
    stock....................       --        --       96     --        --       --       475          --         571         --
  Release of ESOP shares.....       --        --    2,429     (539)     --     2,758      --           --       4,648         --
  Reclassification to
    redeemable ESOP stock....       --        --   (2,183)    --        --       --       --           --      (2,183)        --
  Net income.................       --        --       --    9,612    2,162      --       --           --      11,774       11,774
                                                                                                                          --------
  Comprehensive income.......       --        --       --     --        --       --       --           --        --        $11,533
                              ----------   -----  -------  -------  -------   ------   -------      -----    --------     ========
Balance, December 31, 1996... 62,050,000      62   58,159   19,512      --    (1,566)   (9,543)       268      66,892         --
  Distributions and
    dividends................       --        --       --   (7,927)     --       --       --           --      (7,927)        --
  Net proceeds from stock
    issuances................  1,850,000       2   43,246     --        --       --       --           --      43,248         --
  Exercise of stock options..  1,789,000       2   39,179     --        --       --       --           --      39,181         --
  Issuance of shares for
    purchase of subsidiaries.    644,000       1   13,320     --        --       --       --           --      13,321         --
  Foreign currency
    translation adjustment...       --        --       --     --        --       --       --          360         360          360
  Unrealized gain on
    marketable securities....       --        --       --     --        --       --       --           22          22           22
  Purchases and retirements
    of treasury stock........  (634,000)      (1)  (4,223)    --        --       --      3,010         --      (1,214)        --
  Reissuance of treasury
    stock ...................    105,000      --    3,949     --        --       --        948         --       4,897         --
  Release of ESOP shares.....       --        --    1,971     --        --     1,566      --           --       3,537         --
  Reclassification to
    redeemable ESOP stock....       --        --   (2,826)    --        --       --       --           --      (2,826)        --
  Effect of recapitalization
    of acquired subsidiaries.    364,000      --   20,827  (1,249)      --       --    (37,120)        --     (17,542)        --
  Capital contribution -
    acquired subsidiary......       --        --    5,503     --        --       --       --           --       5,503         --
  Net loss...................       --        --       -- (28,657)      --       --       --           --     (28,657)    (28,657)
  Impact from differing
    fiscal year-ends
    (Note 1).................       --        --       --  (1,505)      --       --       --           --      (1,505)
  Comprehensive income                                                                                                  ---------
    (loss)...................       --        --       --     --        --       --       --           --         --     $(28,275)
                              ----------   ----- -------- --------  -------   ------  --------      -----   ---------   =========
Balance, December 31, 1997... 66,168,000   $  66 $179,105 $(19,826)  $  --     $ --   $(42,705)     $ 650   $ 117,290
                              ==========   ===== ======== ========  =======   ======  ========      =====   =========


               The accompanying notes are an integral part of this
                  supplemental consolidated statement of equity
                            and comprehensive income.

                           SNYDER COMMUNICATIONS, INC.

                SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS

                                    (NOTE 1)

                                                                           For the Years Ended December 31,
                                                                           --------------------------------
                                                                              1997      1996        1995
                                                                              ----      ----        ----
                                                                                  (in thousands)
Cash flows from operating activities:
Net income (loss).......................................................   $(28,657)   $11,774   $26,623
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
    Depreciation and amortization.......................................     15,350     13,732    11,917
    Loss on repayment of subordinated debt..............................      --         2,021      --
    Noncash charge from accelerated vesting of acquired subsidiary options    9,097       --        --
    Noncash ESOP expense................................................      4,851      5,282      --
    Deferred taxes......................................................    (11,420)    (3,168)      (58)
    Loss on disposal of assets..........................................      3,380        865       187
    Net realized (gain) loss on sale of marketable securities...........         36          2       (25)
    Other noncash amounts...............................................        986      1,812        32
Changes in assets and liabilities:
    Accounts receivable, net............................................    (34,595)    (6,303)   17,150
    Receivables from pass through costs.................................    (10,480)   (28,740)  (22,653)
    Related party receivables...........................................        308       (494)      (30)
    Unbilled services...................................................     (5,601)    (5,392)      515
    Deposits and other assets...........................................         (2)      (138)   (5,105)
    Other current assets................................................      3,552     (1,418)   (3,700)
    Accrued payroll, accounts payable and accrued expenses..............     63,829     38,774    12,226
    Unearned revenue....................................................      6,865      5,202     2,058
    Less impact from differing year ends................................     (2,761)       --       (157)
                                                                          ---------  ---------  --------
      Net cash provided by operating activities.........................     14,738     33,811    38,980
                                                                          ---------  ---------  --------
Cash flows from investing activities:
Purchase of subsidiaries, net of cash acquired..........................    (22,066)       --     (5,659)
Purchase of property and equipment......................................    (19,430)   (12,476)  (10,826)
Proceeds from sale of equipment.........................................        220        246       169
Net (purchases) sales of marketable securities..........................      8,081      1,893    (2,873)
Purchase of intangible assets...........................................     (5,088)    (2,845)   (3,395)
Note and net advances to stockholders...................................      1,467         30    (2,630)
Less impact from differing year ends....................................       (446)       --        --
                                                                          ---------  ---------  --------
      Net cash used in investing activities.............................    (37,262)   (13,152)  (25,214)
                                                                          ---------  ---------  --------
Cash flows from financing activities:
Repayment of long-term notes payable to limited partners and others.....    (31,090)    (3,483)   (4,984)
Proceeds from issuance of subordinated debentures due to related parties        425        294    10,673
Repayment of subordinated debentures due to related parties.............        --      (6,900)      --
Net proceeds from sale of partnership interest..........................        --         --      1,235
Debt issuance costs.....................................................        --         (25)     (604)
Distributions and dividends.............................................     (9,544)   (30,866)  (12,470)
Acquisition of treasury stock...........................................     (1,213)    (6,641)   (1,547)
Net increase in short term borrowings...................................        --         500     2,500
Proceeds from long-term debt............................................      6,294      1,773     1,450
Proceeds from mandatorily redeemable preferred stock....................        --       3,238       --
Redemption of mandatorily redeemable preferred stock....................     (8,330)       --        --
Net borrowings (repayments) on lines of credit..........................     19,297     (4,806)    8,135
Payments on capital lease obligations...................................     (2,103)    (1,148)   (1,168)
Proceeds from exercise of options.......................................     25,128        425       --
Proceeds from stock issuances...........................................     43,248     60,233       166
Redemption/issuance of stock in connection with recapitalization of
acquired subsidiary.....................................................    (16,769)       --        --
Loans provided by related parties.......................................     10,000        --        --
Payment of related party loans..........................................    (10,000)       --        --
Capital contribution - acquired subsidiary..............................      5,503        --        --
Impact from effect of differing year ends...............................      3,704        --        --
                                                                          ---------  ---------  --------
      Net cash provided by financing activities.........................     34,550     12,594     3,386
                                                                          ---------  ---------  --------
Effect of exchange rate changes.........................................        170      1,180      (295)
                                                                          ---------  ---------  --------

Net increase in cash and equivalents....................................     12,196     34,433    16,857
Cash and equivalents, beginning of period...............................     74,575     40,142    23,285
                                                                          ---------  ---------  --------
Cash and equivalents, end of period.....................................   $ 86,771   $ 74,575   $40,142
                                                                          =========  =========  ========


                                       17

Supplemental disclosure of cash flow information:
Cash paid for interest including dividends on mandatorily redeemable
preferred stock.........................................................  $ 2,496    $ 4,060   $ 2,673
Cash paid for income taxes..............................................    7,456      8,226     7,611
Supplemental disclosure of noncash activities:
Equipment purchased under capital leases................................      817      3,610       543
Distribution of note receivable from stockholder to SMS Stockholders....      --       2,725       437
Issuance of shares of common stock for purchase of subsidiaries.........   13,320        --        215
Issuance of note for purchase of treasury stock.........................      215      2,595       --
Redemption of common stock in exchange for note payable.................      457        --        --








                     The accompanying notes are an integral
                            part of this supplemental
                      consolidated statement of cash flows.

                           SNYDER COMMUNICATIONS, INC.

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS


1.   Organization, Basis of Presentation and Business:

     Organization

     On October 19, 1988, Collegiate Marketing and Communications, Inc., a Delaware corporation (the "General Partner"), and a Delaware limited partnership beneficially owned by Mortimer B. Zuckerman and Fred Drasner (the "Original Limited Partner") entered into a partnership agreement (the "Partnership Agreement") under the name Collegiate Marketing and Communications, L.P. (the "Partnership"). On September 1, 1989, the name of the Partnership was changed to Snyder Communications, L.P., and the name of the General Partner was changed to Snyder Communications, Inc. On May 18, 1995, the Partnership Agreement was amended to admit several new limited partners into the Partnership. On June 25, 1996, the name of the General Partner was changed to Snyder Marketing Services, Inc. ("SMS").

     Snyder Communications, Inc., a Delaware corporation, was incorporated on June 25, 1996, to continue the business operations of the Partnership. Snyder Communications, Inc., in conjunction with all of the existing partners in the Partnership, reorganized on September 24, 1996 (the "Reorganization"), upon the effectiveness of the initial public offering of its common stock.

     Prior to the Reorganization, SMS owned 63.85 percent of the Partnership and the limited partners owned the remaining 36.15 percent. The Reorganization resulted in the stockholders of SMS exchanging 100 percent of their SMS stock for stock of Snyder Communications, Inc., simultaneously with the limited partners exchanging their limited partnership interests in the Partnership for common stock of Snyder Communications, Inc. After consummation of the Reorganization, Snyder Communications, Inc. owned 100 percent of the stock of SMS and, directly and indirectly (through its ownership of SMS), 100 percent of the interests in the Partnership. In connection with the Reorganization, 29,458,400 shares of common stock were issued to the stockholders of Snyder Communications, Inc.

     Because of the continuity of ownership, the Reorganization was accounted for by combining the assets, liabilities and operations of SMS, the Partnership and Snyder Communications, Inc., at their historical cost basis. Accordingly, the accompanying supplemental consolidated financial statements as of and for the year ended December 31, 1995, include a combination of the accounts of SMS and the Partnership after elimination of all significant intercompany transactions. The accompanying supplemental consolidated financial statements as of and for the years ended December 31, 1997 and 1996, include the consolidated accounts of Snyder Communications, Inc., SMS and the Partnership (the consolidated entity will be referred to herein as "SNC" or "Snyder Communications") after elimination of all significant intercompany transactions. Certain amounts previously presented have been reclassified to conform to the December 31, 1997 presentation. Throughout 1997 and the first nine months of 1998, SNC acquired several companies in transactions that were accounted for as poolings of interests for financial reporting purposes. The accompanying supplemental consolidated financial statements have been retroactively restated to reflect the poolings of interests transactions. During 1997, the Company (as defined herein) also made several acquisitions that have been accounted for as purchase business combinations.

     Business

     Snyder Communications provides fully integrated outsourced marketing solutions. The Company identifies high value market segments; designs and implements marketing programs to reach them; initiates and closes sales on behalf of its clients; and provides customer care, retention and loyalty marketing services. The Company's resources include proprietary databases of targeted customers and small businesses; database management services; pharmaceutical detailing services; pharmaceutical consulting; medical educational communications; proprietary product sampling programs and

                           SNYDER COMMUNICATIONS, INC.

publications; sponsored information displays in proprietary locations; marketing program consultants; creative services; interactive services; field sales and marketing representatives; customer service representatives; and direct mail and fulfillment capabilities. The Company's operations are conducted throughout the United States, the United Kingdom ("U.K."), France, Germany, Ireland, the Netherlands and Hungary.

     The Company characterizes its service offerings into three types: healthcare services, direct services and creative services. The Company provides complete marketing solutions for its clients by integrating these three types of services into sales and marketing programs.

     The healthcare services offered by the Company are designed to establish and monitor marketing plans as well as to provide face-to-face interaction with physicians and other healthcare providers. Healthcare services consist primarily of pharmaceutical detailing and sales force training, but also include educational communications as well as establishing marketing plans, targeting specific markets and evaluating sales performance. During 1997 and the first eleven months of 1998, the Company issued 4,035,182 and 7,340,236 shares, respectively, in poolings of interests transactions with companies that provide healthcare services. These transactions include the acquisitions of MMD, Inc. ("MMD"), GEM Communications, Inc. ("GEM"), Rapid Deployment Group Limited ("RDL"), PharmFlex, Health Products Research, Inc. ("HPR"), Publimed Promotions S.A. ("Publimed"), Clinical Communications Group, Inc. ("Clinical") and MKM Marketinginstitut GmbH ("MKM"). During 1997, the Company also acquired Halliday Jones Sales Ltd. ("HJ") in a purchase transaction. MMD, RDL, HJ, PharmFlex, Publimed and MKM all market medical products for pharmaceutical companies utilizing field sales. MMD and PharmFlex operate throughout the U.S. RDL operates primarily in the U.K., but also in Hungary; HJ in the U.K., but also Ireland; Publimed in France; and MKM in Germany. GEM and Clinical provide a complete range of healthcare educational and marketing services with specialties in educational research, marketing and publishing for the pharmaceutical industry. HPR provides strategic and tactical sales force market planning and evaluation services to leading pharmaceutical and medical device manufacturers. HPR's services include sales and marketing resource allocation, sales force planning and the integration and evaluation of sales and marketing promotions.

     The direct services offered by the Company are marketing and sales programs designed to directly reach certain, sometimes targeted, consumer groups. The programs offered within direct services focus on stimulating and creating brand awareness as well as acquiring and retaining customers. The specific services offered within direct services include strategic planning and design, WallBoard(R) and other information displays, proprietary sampling programs and publications, face-to-face field sales, teleservices, database mailings, interactive services, and return-on-investment evaluation. During 1997 and the first eleven months of 1998, the Company issued 10,414,888 and 4,728,652 shares, respectively, in poolings of interests transactions with companies that provide direct services. These transactions include the acquisitions of Brann Holdings Limited ("Brann"), Blau Marketing Technologies, Inc. ("Blau"), Response Marketing Group, LLC ("RMG"), Bounty Group Holdings Limited ("Bounty"), Sampling Corporation of America ("SCA"), American List Corporation ("American List") and National Sales Services, Inc. ("NRS"). Brann's operations are conducted throughout the U.K. and consist primarily of planning, creating and delivering direct response marketing communications; marketing systems design and consultancy; print production services; and telephone and response management services for companies involved in direct marketing and selling. Blau's operations are conducted throughout the U.S. and consist primarily of strategic consulting and design; program creation and implementation; consumer database management; response tracking and analysis; and production management. RMG's operations are also conducted throughout the U.S. and consist primarily of database and analytical services; strategic consulting and design; and marketing campaign management. Brann, Blau, and RMG all provide a broad range of services and full-scale direct marketing and selling programs. The programs offered by Bounty, SCA, American List and NRS are more focused and consist primarily of

                           SNYDER COMMUNICATIONS, INC.

product sampling at Bounty and SCA, data mining at American List and field marketing at NRS. Bounty provides targeted product sampling and proprietary publications to expectant mothers, new mothers and parents of toddlers in the U.K. and Ireland. SCA distributes product samples and proprietary publications on behalf of consumer packaged goods manufacturers in the U.S. through primary and secondary schools, daycare centers, colleges and immigrant organizations. American List develops, maintains and markets databases of high school, college and pre-school through junior high school students in the U.S. Prior to its merger with the Company, American List utilized a February 28 fiscal year end. Concurrent with its merger with the Company, American List changed its fiscal year end to December 31. NRS provides marketing and merchandising services for its clients throughout the U.S., and its services include reporting and data analysis, consulting, distribution and in-store merchandising.

     The creative services offered by the Company were established with the acquisition of Arnold Communications, Inc. ("Arnold") and are designed to create the right kind of advertising for clients. The specific services offered within creative services include advertising, creative design, public relations, media placement and interactive services. During the first eleven months of 1998, the Company issued 2,779,171 shares in a pooling of interests transaction with Arnold.

     Basis of Presentation

     The companies with whom Snyder has entered into mergers accounted for as poolings of interests for financial reporting purposes will be collectively referred to as the "Pooled Entities" and their mergers will be referred to herein as the "Acquisitions." The accompanying supplemental consolidated financial statements have been retroactively restated to reflect the combined financial position and combined results of operations and cash flows of the Pooled Entities for all periods presented, giving effect to the Acquisitions as if they had occurred at the beginning of the earliest period presented (the combined entity will be referred to herein as the "Company"). The accompanying supplemental consolidated balance sheet as of December 31, 1996 reflects the combination of the accounts of American List as of February 28, 1997, while the related supplemental consolidated statements of income, equity and cash flows for each of the two years in the period ended December 31, 1996 reflect the combination of the American List statements of income, equity and cash flows for the two years in the period ended February 28, 1997. The supplemental consolidated balance sheets for all periods presented give effect to the conversion of the shares of the Pooled Entities' common stock into 29,298,129 shares of SNC common stock. The accompanying supplemental consolidated financial statements include the financial information of SNC's combinations with Health Products Research, Inc., Publimed Promotions, S.A., Clinical Communications Group, Inc., MKM Marketinginstitut GmbH, Blau Marketing Technologies, Inc., Response Marketing Group, LLC, National Sales Services, Inc., and Arnold Communications, Inc. (the "1998 Mergers"), which are accounted for as poolings of interests.

     The following details revenues and net income (loss) for each of the years ended December 31, 1997, 1996, and 1995 of SNC and the Pooled Entities through the dates of their respective Acquisitions.

                                          Years Ended December 31,
                                          ------------------------
                                 1997               1996             1995
                                 ----               ----             ----
                                               (In Thousands)
 Revenues:
      SNC.....................  $220,907         $  82,840         $  42,892
      Pooled Entities.........   377,780           401,701           356,175
                               ---------         ---------         ---------
                                $598,687          $484,541          $399,067
                               =========         =========         =========

                           SNYDER COMMUNICATIONS, INC.

     Net Income (Loss):
          SNC.................. $ (14,435)       $    6,977        $    3,433
          Pooled Entities......   (14,222)            4,797            23,190
                               ----------       -----------        ----------
                                $ (28,657)        $  11,774         $  26,623
                               ==========       ===========        ==========


     Unaudited Pro Forma Information

     During the year ended December 31, 1997, SNC and the Pooled Entities recorded $76.1 million of nonrecurring costs, consisting of acquisition and related costs, ESOP expense, recapitalization costs, compensation to stockholders and discontinued operations. Consolidated net income for SNC and the Pooled Entities adjusted to exclude nonrecurring acquisition and related costs, ESOP expense, recapitalization costs, compensation to stockholders, and discontinued operations for SNC was $29.3 million for the year ended December 31, 1997.

     During the year ended December 31, 1996, SNC and the Pooled Entities recorded $26.5 million of nonrecurring costs, consisting of ESOP expense, compensation to stockholders, discontinued operations and extraordinary loss. Consolidated net income for SNC and the Pooled Entities adjusted to exclude ESOP expense, compensation to stockholders, discontinued operations and an extraordinary loss was $24.3 million for the year ended December 31, 1996.

     During the year ended December 31, 1995, SNC and the Pooled Entities recorded $19.4 million of nonrecurring costs, consisting of ESOP expense and compensation to stockholders. Consolidated net income for SNC and the Pooled Entities adjusted to exclude ESOP expense and compensation to stockholders was $35.6 million for the year ended December 31, 1995.

     The 1997 purchase business combination transactions consummated by the Company and the Pooled Entities resulted in the recognition of additional amounts of goodwill and other intangible assets of approximately $42.4 million.

     The total consideration paid in connection with the acquisition of HJ, including the repayment of assumed debt immediately following the closing, was $19.4 million, consisting of 425,478 shares of SNC common stock and $7.4 million in cash. The following table presents pro forma financial information as if the Company's 1997 purchase business combination of HJ had been consummated at the beginning of each of the periods presented and all of the Company's operations had been taxed as a C corporation (in thousands).

                                                                                   Years Ended December 31,
                                                                                   ------------------------
                                                                                     1997            1996
                                                                                     ----            ----
                                                                                         (unaudited)
                                                                                       (in thousands,
                                                                                   except per share data)
     Pro Forma Revenues......................................................     $609,209        $500,058
     Pro Forma (Loss) Income from Continuing Operations......................      (31,325)          7,639
     Pro Forma Net (Loss) Income.............................................      (32,225)          5,529
     Pro Forma Basic Net (Loss) Income Per Share.............................        (0.52)           0.10
     Pro Forma Diluted Net (Loss) Income Per Share...........................        (0.52)           0.08


     The pro forma loss from continuing operations and the pro forma net loss for the year ended December 31, 1997, include $74.6 million in nonrecurring acquisition and related costs, ESOP expense, recapitalization costs and compensation to stockholders that were recorded in conjunction with the consummation of the Company's mergers with the Pooled Entities. Pro forma income from continuing operations and pro forma net income adjusted to exclude

                           SNYDER COMMUNICATIONS, INC.

nonrecurring acquisition and related costs, ESOP expense, recapitalization costs and compensation to stockholders was $29.3 million and $28.4 million, respectively. Pro forma basic and diluted net income per share for the same period was $0.46 and $0.45, respectively.

     The pro forma income from continuing operations and the pro forma net income for the year ended December 31, 1996, include $23.8 million of nonrecurring ESOP expense and compensation to stockholders that were recorded by Pooled Entities prior to their acquisitions by the Company. Pro forma income from continuing operations and pro forma net income adjusted to exclude nonrecurring ESOP expense and compensation to stockholders, was $24.0 million and $21.9 million, respectively. Pro forma basic and diluted net income per share for the same period was $0.38 and $0.37, respectively.

     The Company's other purchase business combinations are immaterial to the supplemental consolidated financial statements.

     There are important risks associated with the Company's business and financial results. These risks include: (i) the Company's reliance on significant clients, one of which constituted 11 percent of its 1997 revenues (see Note 2); (ii) the Company's ability to sustain and manage future growth;
(iii) the Company's ability to manage and successfully integrate the businesses it has acquired and may acquire in the future; (iv) the Company's ability to successfully manage its international operations; (v) the potential adverse effects of fluctuations in foreign exchange rates; (vi) the Company's dependence on industry trends toward outsourcing of marketing services; (vii) the risks associated with the Company's reliance on technology and the risk of business interruption resulting from a temporary or permanent loss of such technology;
(viii) the entrance of new competitors with greater resources than the Company;
(ix) the Company's ability to recruit and retain qualified personnel; and (x) the dependence of the Company's success on its executive officers and other key employees, in particular, its Chairman of the Board of Directors and Chief Executive Officer.

2. Significant Clients:

     The Company had one client which represented 11 percent, 10 percent and 6 percent of the Company's total revenues for the years ended December 31, 1997, 1996 and 1995, respectively. The Company's principal contract with this client extended through December 1997. In December 1997 the Company elected not to renew its contract with this client, and instead has entered into a contract with a new client to provide services similar to those previously provided to this customer. There can be no assurance, however, that the contract with the new client will generate revenues or profitability which are greater than or equal to those generated by this one client.

3. Summary of Significant Accounting Policies:

   Cash and Equivalents

     Cash and equivalents are comprised principally of amounts in operating accounts, money market investments, and other short-term instruments, stated at cost, which approximates market value, with original maturities of three months or less.

   Marketable Securities

     The Company's investments are classified into two categories. Those securities classified as "available-for-sale" are reported at market value. Debt securities consisting of state municipal bonds, certificates of deposit, and

                           SNYDER COMMUNICATIONS, INC.

U.S. Treasury bills are classified as "held-to-maturity" and are reported at amortized cost. Cost is determined using the specific identification method. Unrealized gains and losses from securities "available-for-sale" are reported as a separate component of equity.

   Receivables From Pass Through Costs

     Receivables from pass through costs relate to services purchased from third parties, on behalf of clients, for which no revenue is recorded.

   Debt Issuance Costs

     Debt issuance costs are charged to expense as additional interest expense over the life of the related debt using the effective interest method.

   Property and Equipment

     Property and equipment is stated at cost. The Company depreciates furniture, fixtures and office and telephone equipment on a straight-line basis over three to ten years; computer equipment over two to four years and buildings over fifty years. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the lease or the estimated useful lives of the improvements.

     When assets are retired or sold, the cost and related accumulated depreciation and amortization are removed from the accounts, and any gain or loss is reflected in income.

   Revenue Recognition

     Healthcare Services--On pharmaceutical detailing contracts, the Company recognizes revenue and associated costs when services have been performed by account executives. On educational marketing programs the Company recognizes revenues and associated costs as services are performed on behalf of clients. Unbilled services represent revenues earned on contracts but billed in a subsequent accounting period.

     Direct Services--The Company performs marketing and sales communications services on behalf of its clients, including field sales, teleservices, database management, creative design, direct response marketing and print production. Revenues are recognized as services are rendered in accordance with the terms of the contracts. Certain of these contracts provide for payments based on accepted customers and the type of service purchased by the customer. Revenues related to these sales are recognized on the date the application for service is accepted by the Company's clients. At this point, the Company has no further performance obligation related to the submitted customer and is contractually entitled to payment. Certain of the contracts include postage and other pass-through costs incurred by the Company on behalf of its clients. For these contracts, the Company records as revenue the net billings to its clients. Certain other contracts of the Company have provided the client with the right to seek a return of previously paid commissions if the customers submitted by the Company do not meet certain defined characteristics and performance standards. These relate to the client's ability to successfully provide service to the customer, the bad debt experience of the customer base submitted by the Company, the achievement of targeted customer goals and certain minimum usage and life measures of the customer base. At the point of revenue recognition, an allowance is recorded by the Company based on an estimate for these returned commissions. The allowance is estimated based on the Company's historical experience and periodically reviewed by the Company and adjusted when necessary. Revenues from WallBoard(R) information displays and sampling programs are recognized over the

                           SNYDER COMMUNICATIONS, INC.

contract term as program services are rendered. Unearned revenue is recorded for billings prior to the earning of such revenue. Revenues from the sale of lists are recognized upon the shipment to customers of lists on computerized labels, magnetic tape or computer diskettes for a one-time usage. Additional billings are made by the Company for additional usage by the customers.

     Creative Services--The Company provides advertising, creative design, public relations, media placement, and interactive services to its clients. Revenue is recognized as services are rendered. Certain of the contracts include media, postage and other pass-through costs incurred by the Company on behalf of its clients. For these contracts, the Company records as revenue the net billings to its clients.

   Goodwill and Other Intangible Assets

     Goodwill equal to the fair value of consideration paid in excess of the fair value of net assets purchased has been recorded in conjunction with several of the Company's purchase business combinations and is being amortized on a straight-line basis over periods of fifteen to thirty years.

     The cost of customer lists which were acquired in conjunction with certain of the Company's purchase business combinations are amortized on a straight line basis over seven years. The covenant not to compete and the marketing rights are amortized over the term of the related agreements, which are four and ten to fifteen years, respectively.

     Costs of purchased lists are amortized on a straight-line basis over their estimated useful lives, generally one to five years. The Company determines the useful lives of its lists based upon the estimated period of time such lists are marketable. The Company periodically reviews the marketability of its lists and, accordingly, their respective estimated useful lives.

     The costs of licenses to use, reproduce, distribute lists, and market pharmaceutical products are amortized on a straight-line basis over the term of the related license agreement.

     When conditions or events occur which management believes might indicate that the goodwill or any other intangible asset is impaired, an analysis of estimated future undiscounted cash flows is undertaken to determine if any write down in the carrying value of the asset is required.

   Income Taxes

     The accompanying supplemental consolidated financial statements reflect no provision for federal or state income taxes related to income earned by the Partnership prior to the Reorganization since each of the partners of the Partnership reflected their share of the Partnership's net income on their respective tax returns. Prior to January 1, 1996, SMS was taxed as a C corporation, and accordingly, a provision for taxes of SMS is reflected in the accompanying supplemental consolidated statement of income for the year ended December 31, 1995. During this period, SMS accounted for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Effective January 1, 1996, SMS elected to be taxed as an S corporation under the Internal Revenue Code. In lieu of corporate taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income.

     Effective with the Reorganization, SNC is treated as a C corporation for federal and state income tax purposes. At the date of the Reorganization, SNC recognized a net deferred tax asset and an associated tax benefit equal to the

                           SNYDER COMMUNICATIONS, INC.

cumulative net deductible temporary differences existing at that date. The income tax provision recorded for the year ended December 31, 1996 includes a provision for income taxes for SNC for the period from September 24, 1996, the date of the Reorganization, through December 31, 1996, offset by the net deductible temporary differences existing at the date of the Reorganization.

     Prior to their combination with SNC, certain of the U.S. based Pooled Entities were taxed as S corporations. Accordingly, no provision for federal or state income taxes, except in certain states which do not recognize S Corporations, has been made for these entities through the date of their mergers with SNC in the accompanying supplemental consolidated financial statements.

     The Pooled Entities with operations in the U.K., France and Germany pay taxes in their respective countries, on a corporate level similar to a C corporation in the United States.

   Pro Forma Income (Loss) Data (Unaudited)

     The unaudited pro forma net income (loss) and net income (loss) per share amounts include a provision for federal and state income taxes as if the Company had been a taxable C corporation for all periods presented. The shares used in computing pro forma net income (loss) per share assume that the Reorganization and the Acquisitions had occurred at the beginning of each of the periods presented, reflect the issuance of additional shares as a result of issuances of stock, the exercise of stock options, and the repurchase of outstanding shares by certain subsidiaries of the Company prior to their mergers with SNC. The pro forma income tax rate on the Company's recurring operations reflects the combined federal and state income taxes of approximately 43.56, 45.09, and 36.10 percent, for the years ended December 31, 1997, 1996 and 1995, respectively. The pro forma income tax rates in the table below differ from the pro forma income tax rates on the Company's recurring operations due to the nondeductibility of certain of the acquisition and related costs. The Company's December 31, 1997 tax provision exceeds its statutory rate due to the recognition of certain acquisition and related costs which are not deductible for income tax purposes.

     The table below presents this pro forma calculation of net income (loss) (in thousands):

                                                                         1997         1996        1995


     Pro forma net income (loss) data (unaudited):
     Historical income (loss) from continuing operations before
        income taxes...............................................   $(22,754)     $ 20,382    $ 36,238
     Pro forma provision for income taxes..........................     (8,584)      (12,556)    (13,074)
                                                                      ----------    --------    --------
     Pro forma income (loss) from continuing operations............    (31,338)        7,826      23,164
     Discontinued operations, less applicable pro forma income
        taxes of $607 and $603 for 1997 and 1996, respectively.....       (900)         (895)       --
     Extraordinary item, less applicable income taxes of $806......       ---         (1,215)       --
                                                                      ----------    --------    --------
     Pro forma net income (loss)...................................   $(32,238)     $  5,716    $ 23,164
                                                                      ==========    ========    ========

   Accounting for Stock Options

     The Company accounts for its stock-based compensation plan using the intrinsic value based method in accordance with the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees." Pro forma disclosure of net income and earnings per share, calculated as if the Company accounted for its stock-based compensation plan using the fair value based method in accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), is included in Note 14.

                           SNYDER COMMUNICATIONS, INC.

   Foreign Currency Translations

     Assets and liabilities of the Company's international subsidiaries are translated using the exchange rate in effect at the balance sheet date. Revenue and expense accounts for these subsidiaries are translated using the average exchange rate during the period. Foreign currency translation adjustments are disclosed as a separate component of equity.

   Estimates and Assumptions

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's most significant estimates relate to certain of its contracts to provide outsourced marketing services. The terms of these contracts provide that the Company's clients may seek a return of previously paid commissions if certain defined characteristics or performance standards are not met. The Company has recorded an allowance in the accompanying supplemental consolidated financial statements in an amount which it considers sufficient to satisfy any claims which might be made pursuant to these provisions.

   Fair Value of Financial Instruments

     SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of the fair value of certain financial instruments. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. Cash and equivalents, accounts receivable, unbilled services, and accounts payable approximate fair value because of the relatively short maturity of these instruments. As a result of the related party nature of the majority of the Company's outstanding December 31, 1997 and 1996 borrowings, and the fact that these borrowings were secured by the previously independent Pooled Entities who had capital structures which are different than the Company's, it is impracticable to estimate the fair value of the debt outstanding at these dates.

   Concentration of Credit Risk

     Concentration of credit risk is limited to cash and equivalents, marketable securities, accounts receivable, and unbilled services and is subject to the financial conditions of a major client as described in Note 2. The Company places its investments in highly rated financial institutions, U.S. Treasury bills, investment grade short-term debt instruments and state and local municipalities, while limiting the amount of credit exposure to any one entity. The Company's receivables are concentrated with customers in the telecommunications, pharmaceutical and consumer packaged goods industries. The Company does not require collateral or other security to support clients' receivables.

   New Accounting Pronouncements

     During 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128") and has applied its provisions to all years presented in these financial statements. SFAS No. 128 requires primary earnings per share ("EPS") to be replaced with basic EPS. Basic EPS is computed by dividing reported earnings available to common stockholders by the weighted average number of shares outstanding without consideration of common stock equivalents or other potentially dilutive securities. Fully diluted

                           SNYDER COMMUNICATIONS, INC.

EPS, now called diluted EPS is also reported. Diluted EPS gives effect to common stock equivalents and other potentially dilutive securities outstanding during the period.

     During June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Company adopted SFAS No. 130 during the first quarter of 1998. Included within accumulated other comprehensive income are the cumulative amounts for foreign currency translation adjustments and unrealized gains and losses on marketable securities. The accompanying supplemental consolidated financial statements have been restated to conform to the SFAS No. 130 requirements. The cumulative foreign currency translation adjustment was $587,000 and $226,000 as of December 31, 1997 and 1996, respectively. The cumulative gain on marketable securities was $63,000 and $42,000 as of December 31, 1997 and 1996, respectively.

     During June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS No. 131"). The Company will disclose the information required for operating groups in its December 31, 1998 consolidated financial statements.

4. Marketable Securities

     The amortized cost, unrealized gains and losses, and market values of the Company's held-to-maturity and available-for-sale securities are summarized as follows (in thousands):

                                                         Amortized  Unrealized  Unrealized   Market
                                                           Cost        Gains      Losses     Value
                                                           ----        -----      ------     -----
December 31, 1997
   Held to maturity, maturing in less than one year:
     State and municipal bonds.........................    $   664   $  --      $   --     $   664
                                                           ========  ========   ========  ========

   Available for sale:
     Equity securities.................................    $   915   $   60     $   --     $   975
     Government income securities......................        483        4         --         487
     Municipal tax-exempt bonds........................        223      --          (1)        222
                                                           --------  --------   --------  --------
                                                            $1,621   $   64     $   (1)    $ 1,684
                                                           ========  ========   ========  ========

December 31, 1996
   Held to maturity, maturing in less than one year:
     State and municipal bonds.........................     $5,571   $   --      $   --    $ 5,571
     Certificates of deposit...........................        462       --          --        462
                                                           --------  --------   --------  --------
                                                            $6,033   $   --    $     --    $ 6,033
                                                           ========  ========   ========  ========
   Available for sale:
     Equity securities.................................     $1,018   $    42    $   (12)   $ 1,048
     Government income securities......................        457       --          (2)       455
     Municipal tax-exempt bonds........................      2,424        16         (1)     2,439
     Mutual funds......................................         13       --          (1)        12
                                                           --------  --------   --------  --------
                                                            $3,912   $   58     $   (16)   $ 3,954
                                                           ========  ========   ========  ========

                           SNYDER COMMUNICATIONS, INC.

     As a result of changes in market value of the available-for-sale security portfolio, a cumulative valuation adjustment of $63, $42 and $153 is recorded as a separate component of equity at December 31, 1997, 1996 and 1995, respectively.

5. Property and Equipment:

     Property and equipment consists of the following (in thousands):

                                  December 31,

                                                            1997        1996

     Buildings and leasehold improvements.............     $26,824    $22,787
     Computers and equipment..........................      43,438     34,882
     Furniture and fixtures...........................      13,418     11,115
                                                          --------   --------
                                                            83,680     68,784
     Accumulated depreciation.........................      39,122     33,347
                                                          --------   --------
                                                           $44,558    $35,437
                                                          ========   ========

6. Goodwill and Other Intangible Assets:

     Goodwill and other intangible assets consist of the following (in thousands):

                                                                 December 31,

                                                             1997        1996

     Goodwill  .                                           $ 60,080   $ 17,806
     Unamortized costs of lists.........................      4,459      5,121
     License agreements.................................      7,669      4,451
     Customer lists and covenant not to compete.........     12,669      9,294
                                                         ----------  ---------
                                                             84,877     36,672
     Accumulated amortization...........................   (15,934)    (13,240)
                                                         ----------  ---------
                                                           $ 68,943   $ 23,432
                                                         ==========  =========

     Goodwill arose from management buy-outs and purchase acquisitions at certain of the acquirees prior to their respective mergers with SNC and the Company's 1997 purchase business combinations.

     Effective July 1, 1994, one acquiree entered into an exclusive licensing agreement, whereby it obtained a ten-year license to use, reproduce and distribute a defined segment of the licensor's lists and to use its sources and customer list to compile and market its own lists. As consideration for the granting of the license, it is obligated to pay a total of $4.2 million. The license fee is payable in three annual installments of $0.6 million which began July 1994; three annual installments of $0.5 million which began July 1997; three annual installments of $0.3 million beginning July 2000; and a final installment of $0.1 million in July 2003 (see Note 7). The Company recorded the cost and related obligation for the license, net of imputed interest at 7.25%, which approximated $3.3 million. The net cost of the license was amortized on a straight-line basis over the ten-year term of the license agreement. In conjunction with SNC's acquisitions in July 1997 and the Company's current competitive strategy, management determined that the intangible asset associated with the license fee had been impaired and accordingly, an impairment loss was recorded in the Company's third quarter 1997 income statement as an acquisition related cost.

                           SNYDER COMMUNICATIONS, INC.

     Amortization expense of goodwill and other intangible assets totaled $4.2 million, $4.3 million and $4.4 million in 1997, 1996, and 1995, respectively.

7. Debt:

     As of October 31, 1998, the Company has $25.3 million of debt outstanding.

   Long-Term Borrowings

     In the U.K., the Company had a loan payable to a commercial bank in the amount of $7.2 million as of December 31, 1996. The loan had an interest rate of
7.6275 percent per annum until January 28, 1999, at which date the interest rate was to change to the bank's base rate plus 1.75 percent. The loan was payable in annual installments of $0.9 million, until March 1, 2004, when the entire unpaid amount was due in full. The loan was secured by certain of the Company's assets in the U.K. and the book value of the loan approximated its fair value as of December 31, 1996. In April 1997, the full amount of the loan outstanding was repaid. At December 31, 1997, the Company has a loan payable to a commercial bank in the U.K. of $0.4 million. The loan has an interest rate of 2.25 percent above the bank's base rate, which equated to an interest rate of 7.25 percent at December 31, 1997. The loan is due in full in December 2006.

     The Company had a loan payable to a commercial bank in the U.K. in the amount of $4.1 million as of December 31, 1996. The loan had an interest rate of
2.75 percent above the bank's base rate, which equated to an interest rate of
8.75 percent at December 31, 1996. The loan was secured by certain of the Company's assets in the U.K. In September 1997, the full amount of the loan outstanding was repaid.

     The Company is obligated under a license agreement to make future payments (see Note 6). This net obligation is $1.6 million and $1.9 million at December 31, 1997 and 1996, respectively. Of these amounts, $0.4 million and $0.4 million have been classified as current at December 31, 1997 and 1996, respectively, and the remaining balance has been classified as a long-term borrowing in the accompanying supplemental consolidated balance sheet.

     The Company had a loan payable to a commercial bank in the U.K. in the amount of $0.4 million as of December 31, 1996. The loan had an interest rate of
1.25 percent above the bank's base rate. Of this amount, $0.04 million was classified as current as of December 31, 1996. On December 31, 1997, the full amount of the loan outstanding was repaid.

     The Company had a loan payable to a commercial bank in the U.S. in the amount of $4.4 million as of December 31, 1996. The loan had an interest rate of the bank's prime rate plus .25% (8.25% as of December 31, 1996). During 1997, the Company refinanced this loan payable with a financial institution. The balance of this loan payable at December 31, 1997 was $2.1 million. The loan had an interest rate of the 30 day commercial paper rate plus 2.7%, or 8.55% as of December 31, 1997. Of these amounts, $0.6 million and $2.3 million are classified as current at December 31, 1997 and 1996, respectively and the remaining balance is classified as a long-term borrowing in the accompanying supplemental consolidated balance sheet.

     The Company had promissory notes in the amount of $1.2 million and $1.7 million as of December 31, 1997 and 1996, respectively which were issued in conjunction with certain 1997 and 1996 purchase business combinations. The notes were recorded at their present value, with effective rates ranging from 6% to 9%. Of this amount, $0.3 million and $0.4 million is classified as current as of December 31, 1997 and 1996, respectively with the remaining balance classified

                           SNYDER COMMUNICATIONS, INC.

as a long-term borrowing in the accompanying supplemental consolidated balance sheet.

     The Company had a loan payable to a commercial bank in Germany in the amount of $0.6 million as of December 31, 1996. The loan had an interest rate of 6.9% at December 31, 1996. In July 1997, the full amount of the loan outstanding was repaid.

   Related Party Borrowings--Subordinated Debentures

     On October 28, 1996 SNC used approximately $7.0 million of cash to redeem in full the subordinated debentures (the "Debentures") due to related parties. The Debentures were originally issued on May 18, 1995, with a face amount of $6.0 million. Cash proceeds of $5.0 million were received upon issuance of the Debentures. The difference between the cash proceeds received and the face amount of the Debentures was accounted for as an original issue discount. The Debentures had a stated interest rate of 12.25 percent (effective interest rate to maturity of approximately 17 percent) and an original maturity date of December 31, 2001. The $7.0 million payment consisted of the face amount of the Debentures, a prepayment penalty and accrued interest. A nonrecurring charge of $1.2 million ($0.02 per diluted share), net of a $0.8 million tax benefit, was recorded at December 31, 1996 as an extraordinary loss related to this early debt extinguishment. The extraordinary item consists of prepayment penalties and the write-off of unamortized discount and debt issuance costs.

     As of December 31, 1997, one of the Company's U.S. subsidiaries held two subordinated debentures payable to its sole shareholder. The total principal amount outstanding under these debentures as of December 31, 1997 was $1.5 million. The outstanding amount under the debentures had a fixed interest rate of 7.0%. The total amount outstanding under the debentures plus accrued interest was converted to the subsidiary's common stock prior to the subsidiary's merger with the Company.

Related Party Borrowings--Stockholder Loans

     A subsidiary of the Company borrowed approximately $10.4 million from certain of its stockholders to fund, in part, its August 1995 management buy-out. The borrowings had a blended stated interest rate of 8.31 percent with maturities beginning in 1996 and extending through 2008. At December 31, 1996, $10.5 million remained outstanding under these borrowings. In July 1997, the full amount outstanding under these borrowings was repaid.

     During 1994, a subsidiary of the Company borrowed approximately $0.4 million from its principal shareholder. The borrowings had interest rates equivalent to the U.K. bank rate applied quarterly with a maturity on December 31, 2004. At December 31, 1996, $0.1 million remained outstanding under these borrowings. In October 1997, the full amount outstanding under these borrowings was repaid.

     In conjunction with the repurchase during 1996 and 1995 of common stock from certain former employees by a subsidiary of the Company prior to its merger with SNC, the subsidiary incurred borrowings at interest rates ranging from 5.73 to 5.91 percent with maturities from 1997 to 1999. At December 31, 1997, the Company had $1.6 million outstanding under these borrowings. Of this amount, $0.5 million is classified as current as of December 31, 1997.

                           SNYDER COMMUNICATIONS, INC.

   Related Party Borrowings--Notes Payable

     Concurrent with the formation of the Partnership, the Original Limited Partner loaned the Partnership $0.4 million as evidenced by a promissory note. On May 10, 1989, the Partnership entered into another promissory note agreement with the Original Limited Partner to repay the principal amount of advances previously made by the Original Limited Partner to the Partnership. Effective January 1, 1993, all prior notes payable and the related accrued interest to the Original Limited Partner were combined into one note totaling $3.3 million. This note bore interest of 8% per annum. This note was paid in full in May 1995 with a portion of the proceeds from the Debentures.

     In conjunction with an October 1997 purchase business combination, the Company issued a $3.7 million note payable to the former owner of the acquired company. Interest is payable on the note quarterly at the rate of 7% per annum. The note may be repaid at any time after the third anniversary of the issuance and matures on September 30, 2002.

     In accordance with the provisions of its formation agreement and prior to its merger with SNC, a subsidiary issued promissory notes to its founder and an Investor in the principal amounts of $6.7 million and $10.0 million, respectively. The notes were unsecured, with interest at the prime rate plus 2.0 percent and were payable no later than August 1, 1998. The notes were repaid on November 25, 1997, together with accrued interest of $0.5 million. In addition, the subsidiary issued a promissory note payable to the founder of the subsidiary in the amount of $0.4 million. The note may be prepaid at any time prior to maturity, January 1, 2004. Interest is payable annually at 6 percent, commencing January 1, 1999. This note was repaid during 1998.

     During 1997, a subsidiary of the Company borrowed $1.0 million from one of its partners. The note arose from the buyout of the partners' one-third interest in the subsidiary. The note has a fixed interest rate of 9.5%. The note has fixed monthly payments and matures in June 2001. At December 31, 1997, $0.9 million remained outstanding on the note payable. Of this amount $0.3 million is classified as current as of December 31, 1997.

   Related Party Borrowings--Line of Credit

     As of December 31, 1997, a subsidiary of the Company maintained a line of credit agreement with a lending group affiliated with one of the subsidiary's owners totaling $3.2 million. No amounts were outstanding under this line of credit at December 31, 1997. In March 1998, the line of credit was replaced with a new credit facility.

     Future minimum payments as of December 31, 1997 on all long-term borrowings, excluding capital leases, are as follows (in thousands):

     1998                        $2,457
     1999                         2,283
     2000                         2,708
     2001                         1,371
     2002                         4,601
     Thereafter                     501
                               --------
     Total                       13,921
     Less--current portion       (2,457)
                               --------
          Total                 $11,464
                               ========

                           SNYDER COMMUNICATIONS, INC.

   Lines of Credit

     SNC obtained a $2.5 million line of credit in September 1996. The line of credit has a variable rate of interest with borrowings payable on an amortizing basis to September 1999, the date the line expires. At December 31, 1996, approximately $0.9 million was outstanding and the interest rate was 6.75%. The weighted average interest for the period ended December 31, 1996 was 6.71%. There were no amounts outstanding on this line at December 31, 1997.

     One of the Company's U.S. subsidiaries has a $2.0 million revolving line of credit agreement with a bank. The line of credit has a variable interest rate based on the bank's prime rate (8.25% as of December 31, 1996). The outstanding balance on this line was $0.5 million at December 31, 1996 and the effective interest rate was 8.0% for the year ended December 31, 1996. Borrowings pursuant to the line of credit are collateralized by substantially all of the assets of the subsidiary. In February 1997, the outstanding balance of $0.5 million was repaid, and no amounts were outstanding on this line at December 31, 1997.

     Two of the Company's U.K. subsidiaries maintain lines of credit for general business expenditures. These lines bear interest at the commercial bank's base rate plus 1.25 to 2.75 percent. There was $1.0 million outstanding under these lines of credit at December 31, 1996, and no amounts were outstanding on these lines at December 31, 1997.

     Another U.S. subsidiary maintained a $4.0 million line of credit that was due on demand. The line of credit bore interest at the bank's prime rate plus
 .5%. The subsidiary has $3.0 million outstanding on this line of credit as of December 31, 1996. During 1997, the subsidiary obtained a new line of credit with a financial institution. The line of credit bears interest at the 30 day commercial paper rate plus 2.7%. There were no borrowings outstanding as of December 31, 1997. Borrowings pursuant to the line of credit are collateralized by substantially all of its assets. The weighted average interest rates of the borrowings were 8.75% and 8.55% as of December 31, 1996 and 1997.

     One of the Company's French subsidiaries maintains various lines of credit with varying borrowing limits from approximately $0.07 million to $0.7 million. The aggregate borrowing limit of all of the lines of credits combined is approximately $4.1 million. These lines of credit have expiration dates ranging from August 1998 to August 2004 and interest rates on borrowings ranging from 6.7% to 11.16%. The weighted average of the stated interest rates is 8.02% as of December 31, 1997. The subsidiary has $2.6 million and $1.1 million outstanding on these lines of credit as of December 31, 1997 and 1996, respectively.

     One of the Company's U.S. subsidiaries has a revolving line-of-credit agreement with a bank, which is renewed annually. The revolving credit agreement provides for advances up to the lesser of $10.0 million or 50% of accounts receivable, as defined. Among other things, the agreement requires the subsidiary to meet certain restrictive covenants concerning net worth and debt service coverage. As of December 31, 1997, the subsidiary was in default of certain financial reporting and maximum employee lending covenants. Advances under the revolving credit agreement are secured by all assets of the subsidiary. This line is guaranteed by an officer of the subsidiary. Interest is charged at the bank's prime rate or LIBOR plus 1%. As of December 31, 1997, no amounts were outstanding under the revolving credit agreement.

     One of the Company's U.S. subsidiaries has a line of credit agreement with a bank which bears interest at the bank's base rate (prime rate) plus 0.5% and is secured by all the assets of the subsidiary. The borrowing base under the line of credit is limited to the lesser of $1,500,000 or the sum of 75% of the subsidiary's qualified accounts receivable plus $680,000. As of December 31, 1997, $1,500,000 was outstanding under the line of credit agreement.

                           SNYDER COMMUNICATIONS, INC.

     In November 1997, one of the Company's U.S. subsidiaries entered into a credit agreement which provides a secured reducing revolving loan through December 31, 2003. At December 31, 1997, there was $20.0 million in borrowings outstanding under the credit agreement at an interest rate of 7.5 percent. The Company was not in compliance at December 31, 1997 with certain financial covenants and administrative requirements. Accordingly, the outstanding balance has been reflected as a current liability as of December 31, 1997. All outstanding amounts were paid off on September 1, 1998.

8. Mandatorily Redeemable Preferred Stock:

     The preferred shares were redeemed in full subsequent to December 31, 1996, in conjunction with the Acquisitions.

     On January 25, 1994, in connection with the management buy-out at one of the Company's acquirees in the U.K., fixed cumulative mandatorily redeemable preferred shares with a par value of (pound)0.90 were issued for (pound)1.00. All of the 3,067,000 authorized shares were issued yielding proceeds of $4.6 million less associated issue costs of $0.1 million. A fixed cumulative dividend was payable at rates ranging from 6% to 8%.

     A portion of the shares were redeemable at (pound)1.00 per share, including the (pound)0.10 premium per share by the holders or earlier at the option of the acquiree on December 31 of the years 1998 through 2001.

     In October 1996, a subsidiary of the Company in the U.K. issued 750,000 shares of fixed cumulative mandatorily redeemable preferred shares with a par value of (pound)1.0 per share. A fixed cumulative dividend was payable on these preferred shares at 8% through December 1997 increasing to 10% thereafter. The shares were mandatorily redeemable in five equal annual installments beginning September 30, 2003.

     In September 1996, a subsidiary of the Company in the U.K. issued 1,333,333 shares of fixed cumulative mandatorily redeemable preferred shares for $2.1 million. A fixed cumulative dividend was payable on these preferred shares at (pound).09 per annum per share. The shares were mandatorily redeemable in three equal installments commencing on December 31, 2000.

     The preferred shares were mandatorily redeemable on specific dates, did not carry voting rights unless dividends were in arrears, which did not occur, and were not convertible into common equity. Accordingly, the preferred shares are classified as long-term debt obligations and the dividends, as well as the amortization of associated issue costs and discounts, are charged as a component of interest expense in the accompanying consolidated financial statements. Dividends included in interest expense were $0.6 million, $0.6 million, and $0.4 million in 1997, 1996, and 1995, respectively.

9. Capital Stock:

     On September 24, 1997 the Company completed the public offering of 8,776,334 shares of its common stock, par value $0.001 per share at an offering price of $25.8125 per share. The offering included 1,850,000 newly issued shares of common stock sold by the Company and 6,926,334 previously outstanding shares of common stock sold by selling stockholders. The Company received net proceeds of approximately $42.7 million from the offering, net of offering costs. The Company did not receive any proceeds from the sale of shares of common stock in the offering by the selling stockholders.

                           SNYDER COMMUNICATIONS, INC.

     On September 30, 1996 SNC completed an initial public offering of 8,970,000 shares of its common stock, par value $0.001 per share at an offering price of $17.00 per share. The offering included 4,038,162 newly issued shares of common stock sold by SNC and 4,931,838 previously outstanding shares of common stock sold by selling stockholders. SNC received net proceeds of approximately $59.2 million from the offering, net of offering costs. SNC did not receive any proceeds from the sale of shares of common stock in the offering by the selling stockholders.

     In May 1994, the Board of Directors of one of the Company's acquirees approved a stock repurchase plan that pertained to any stockholder terminating employment with the acquiree. Under such plan, shares were required to be repurchased by the acquiree. The shares were valued based on a certain percentage of gross income over a three-year period, less outstanding bank and stockholder debt. Payment terms for repurchased stock varied based on total aggregate shares purchased over specified periods and ranged from 1 to 10 years. In conjunction with its merger with SNC, the provisions of this stock repurchase plan were terminated.

10. Income Taxes:

     The Company's income tax provision includes the following components (in thousands):

                                                                               Years ended December 31,
                                                                               ------------------------
                                                                        1997             1996           1995
                                                                        ----             ----           ----
     Current.................U.S.--Federal                             $6,946            $5,647         $5,417
                             U.S.--State and City                       3,530             1,299          1,266
                             Foreign                                    4,858             2,217          4,129
                                                                     ---------         ---------      ---------
                                                                       15,334             9,163         10,812
                                                                     ---------         ---------      ---------
     Deferred................U.S.--Federal                             (8,493)           (1,953)          (101)
                             U.S.--State and City                      (1,990)             (469)           (32)
                             Foreign                                     (455)             (846)          (249)
                                                                     ---------         ---------      ---------
                                                                      (10,938)           (3,268)          (382)
     Tax effect of equity transaction............................         --                --            (815)
                                                                     ---------         ---------      ---------
     Income tax provision........................................      $4,396            $5,895         $9,615
                                                                     ---------         ---------      ---------


                           SNYDER COMMUNICATIONS, INC.

     The provision for taxes on income before extraordinary item differs from the amount computed by applying the U.S. federal income tax rate as a result of the following:

                                                                     Years Ended December 31,
                                                                     ------------------------
                                                                   1997       1996       1995
                                                                   ----       ----       ----
     Taxes at statutory U.S. Federal income tax rate...........    35.00%      35.00%     35.00%
     Income taxed directly to owners...........................    21.54      (17.51)    (13.01)
     State and city income taxes, net of Federal tax benefit...    (8.49)       4.14       3.68
     Tax effect of Reorganization..............................    (1.31)      (3.16)      0.00
     Foreign tax rate differential.............................     4.23        1.67       0.28
     Dividends on mandatorily redeemable preferred stock.......    (0.74)       0.90       0.33
     Goodwill amortization.....................................    (1.21)       0.66       0.29
     Acquisition costs and other permanent differences.........   (66.42)       4.89       0.18
     Other                                                         (1.93)       2.35      (0.22)
                                                                 --------     -------    ------
     Effective tax rate........................................   (19.33)%     28.94%     26.53%
                                                                 ========     =======    ======

     Deferred income taxes are recorded based upon differences between the financial statement and tax bases of assets and liabilities. As of December 31, 1997 and 1996 temporary differences that give rise to the deferred tax assets and liabilities consist of the following (in thousands):

                                                           December 31,
                                                           ------------
                                                       1997           1996
                                                       ----           ----

     Reserve for doubtful accounts................  $  2,466       $   419
     Accrued expenses.............................     8,961         1,657
     Tax losses of a non U.S. subsidiary..........     6,533         2,352
     Tax benefit of capital losses................     1,202         1,202
     Other, net...................................       586           --
                                                    --------      --------
     Gross deferred tax assets....................    19,748         5,630
                                                    --------      --------
     Prepaid pension costs........................       (74)          (84)
     Performance revenues.........................    (2,660)          --
     Other, net...................................       (69)         (201)
                                                    --------      --------

     Gross deferred tax liabilities...............    (2,803)        (285)
     Valuation allowance..........................    (3,167)      (3,167)
                                                    --------      --------

     Net deferred tax asset.......................   $13,778       $ 2,178
                                                    ========      ========

     Two of the Company's subsidiaries have capital and operating loss tax carryforwards which can be realized only if these subsidiaries generate taxable capital gains or operating income, respectively. At December 31, 1997 and 1996, management determined that a valuation allowance against the deferred tax asset associated with these tax losses was required for one of these subsidiaries.

11. Acquisition and Related Costs:

     The Company recorded $39.4 million in nonrecurring acquisition and related costs during 1997. Of the $39.4 million, $34.1 million are costs directly related to the consummation of the Acquisitions. These costs consist primarily of investment banking fees, other professional service fees, certain U.K. excise and transfer taxes, as well as a noncash charge of approximately $9.1 million related to the accelerated vesting of the options held by employees of one of the Company's acquirees. The remaining $5.3 million consists of the write-off of

                           SNYDER COMMUNICATIONS, INC.

deferred license fees and the accrual of a liability expected to resolve outstanding litigation. Both the write-off of the deferred fees and the accrual of the liability were recorded due to changes in fact that resulted from the Acquisitions.

12. Compensation to Stockholders:

     Prior to the Reorganization, SNC's operations were conducted by the Partnership. SMS, the general partner of the Partnership, paid compensation to certain officers and employees of the Partnership for services performed for SMS. The compensation from SMS was in addition to the compensation that these individuals received from the Partnership. Following consummation of the Reorganization, these individuals are not performing any comparable duties or responsibilities for SMS. No such compensation was paid by SMS to these individuals in 1997 or 1996, nor is any such compensation expected to be paid in the future. This nonrecurring compensation is included in compensation to stockholders on the supplemental consolidated statement of income for the year ended December 31, 1995.

     Prior to their merger with SNC, certain stockholders of the acquired companies received annual compensation in their roles as managers in excess of amounts that they will receive pursuant to employment agreements they have entered into with the Company. The amount by which the historical compensation paid to these managers exceeds that provided in their employment contracts has been classified as compensation to stockholders in the accompanying supplemental consolidated statement of income.

13. Employee Stock Ownership Plan:

     One of the Company's U.S. subsidiaries sponsors a leveraged employee stock ownership plan ("ESOP") which covers primarily all of its employees who work one thousand hours or more per plan year. Contributions to the ESOP were made at the discretion of the subsidiary's Board of Directors and were equal to the ESOP's debt service less dividends received by the ESOP. In December 1994, the ESOP acquired 534,800 shares from the former chairman of the subsidiary in exchange for $0.4 million in cash and a promissory note of $6.0 million. The note was guaranteed by the subsidiary, secured by the ESOP stock and bore interest, which was payable monthly at 2.7% over the 30 day commercial paper rate. Principal payments were due in five annual installments of $1.2 million commencing January 1, 1996. As of December 31, 1997, the subsidiary had repaid the entire amount. In January 1995, the ESOP acquired an additional 176,571 shares at a cost of $1.9 million. Of this amount, $1.7 million was financed through a promissory note with the remaining $0.1 million paid in cash. This promissory note was guaranteed by the subsidiary and its former chairman and was due in 84 monthly installments commencing January 1996 with interest at 2.7% over the 30 day commercial paper rate. As of December 31, 1997, the subsidiary had repaid this borrowing.

     All dividends and contributions received by the ESOP are used to pay debt service. As the debt is repaid, shares are released and allocated to active employees, based on the proportion of debt service paid in the year. The ESOP is accounted for in accordance with Statement of Position No. 93-6 "Employees' Accounting for Employee Stock Ownership Plans". Accordingly, the debt of the ESOP is recorded as debt in the accompanying supplemental consolidated balance sheet and the shares that have not been allocated to participants are reported as unearned ESOP compensation in the equity section on the supplemental consolidated balance sheet. As shares are committed to be released, the Company records compensation expense equal to the current market price of the shares committed to be released, and the shares become outstanding for earnings-per-share (EPS) computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest. ESOP compensation expense was $5.4 million, $6.5 million, and $2.2 million for 1997, 1996, and 1995, respectively. The status of ESOP shares as of December 31 is as follows:

                           SNYDER COMMUNICATIONS, INC.

                                                1997             1996
                                                ----             ----

     Allocated shares......................    570,590          337,411
     Shares released for allocation........    140,781          233,179
     Unreleased shares.....................       --            140,781
                                              --------       ----------

     Total ESOP shares.....................    711,371          711,371
                                              --------       ----------
     Fair value of unreleased shares.......   $   --         $4,784,000
                                              ========       ==========

     Former employees who had terminated employment with the subsidiary prior to its merger with SNC may, at their option, require SNC to repurchase their vested SNC shares held by the ESOP for fair value. The balance necessary to satisfy this repurchase obligation has been classified as Redeemable ESOP stock in the accompanying supplemental consolidated balance sheet with a like amount shown as a reduction of paid-in-capital for each year.

14. Stock Incentive Plan:

     In September 1996, SNC adopted the 1996 Stock Incentive Plan (the Stock Option Plan"). The Stock Option Plan authorizes SNC to grant incentive stock options, nonqualified stock options, restricted stock awards, and stock appreciation rights ("SARs"). Subject to adjustment, the aggregate number of shares of common stock which may be issued under the Stock Option Plan upon exercise of options, SARs or in the form of restricted stock may not exceed 17.5% of the number of shares of common stock outstanding.

     In conjunction with the management buy-out at one of the Company's acquirees in January 1994, the acquiree adopted a stock option plan. Granted options were exercisable upon a sale or flotation of the acquiree as defined in the terms of the plan. No compensation expense was recognized in the financial statements for the acquiree's options for any of the periods prior to its merger with SNC as the conditions for their exercise were not probable. In conjunction with the March 1997 acquisition by SNC, all of the outstanding options of the acquiree were exchanged for options of the common stock of the Company under the Stock Option Plan. The exchange of the acquiree's options for SNC options was based on the final common stock exchange rates used in the acquisition, with the SNC options possessing identical terms to the acquiree's options at the date of conversion. The Company recognized a charge to first quarter 1997 income of approximately $9.1 million related to the accelerated vesting of these options.

     The exercise price of options granted under the Stock Option Plan may not be less than 100 percent (110 percent in the case of an optionee who is a 10 percent stockholder) of the fair market value per share of common stock on the date of the option grant. The vesting and other provisions of the options are determined by the Company's Board of Directors. All options granted as of December 31, 1997 vest on or before the fourth anniversary of the date of grant and expire on or before the tenth anniversary of the date of grant.

                           SNYDER COMMUNICATIONS, INC.

     A summary of the activity within the Stock Option Plan, for the three years ended December 31, 1997, after giving retroactive effect to the conversion of the Pooled Entities' options, is as follows:

                                                                          Shares Outstanding
                                                                          ------------------
                                                              1997              1996            1995
                                                              ----              ----            ----
                                                                           (in thousands)
     Beginning of year.................................        5,164               970           1,027
          Granted......................................        5,749             4,626             321
          Exercised....................................       (1,790)              (66)           (336)
          Forfeited....................................       (2,160)             (281)            (42)
          Expired......................................         --                 (85)           --
                                                          ----------       ------------     ----------
     End of year.......................................        6,963             5,164             970
                                                          ==========       ============     ==========
     Exercisable at end of year........................       11,281               863
                                                          ==========       ============

                                                                              Weighted Average
                                                                               Exercise Price
                                                                               --------------
                                                                    1997             1996            1995
                                                                    ----             ----            ----
     Beginning of year.................................         $14.95            $  4.88          $  3.29
          Granted......................................          24.11              17.05             6.98
          Exercised....................................          14.10              13.73             2.21
          Forfeited....................................          20.24              15.65             1.47
          Expired......................................             --              15.79             --
     End of year.......................................          22.58              14.95             4.88
     Exercisable at end of year........................          17.03              11.07             --


     The weighted average option fair value on the grant date was $10.00 for options issued during the year ended December 31, 1997.

     The following table presents information related to options outstanding at December 31, 1997.

                                                                               Weighted
                                                                                Average
                                                                              Contractual
Company Options                                Number of        Exercise       Life in
    Issued By                                   Options          Price           Years
    ---------                                   -------          -----           -----
                                             (in thousands)

SNC prior to initial public offering........        1,615    $17.00               8.68
SNC subsequent to initial public offering...        4,689    $19.38 - $33.94      9.45
Pooled Entities.............................          659    $.01 - $29.59        8.19
                                                ---------
                                                    6,963
                                                =========

     The fair value of each option grant is estimated on the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1997 and 1996: risk-free interest rate of 5.7 percent and 6.2 percent, expected dividend yield of zero, expected life of 5 years, and expected volatility of 48 percent and 50 percent.

                           SNYDER COMMUNICATIONS, INC.

     If the Company had recorded compensation expense using the fair value based method prescribed by SFAS No. 123, the Company's 1997 and 1996 pro forma net income (loss) and 1997 and 1996 pro forma net income (loss) per share amounts, which reflect a pro forma adjustment for income taxes, would have been reduced to the following as adjusted amounts.

                                                                             1997            1996
                                                                             ----            ----
                                                                    (in thousands except per share data)
     Pro forma net income (loss):
          As reported...................................................    $(28,657)       $11,774
          As adjusted...................................................     (42,062)         4,879
     Pro forma basic net income (loss) per share:
          As reported...................................................       (0.46)          0.20
          As adjusted...................................................       (0.68)          0.08
     Pro forma diluted net income (loss) per share:
          As reported...................................................       (0.46)          0.20
          As adjusted...................................................       (0.68)          0.08

15. Pension and Profit-Sharing Plans:

     One of the Company's subsidiaries in the U.K. operates a retirement benefit plan, which is a funded defined benefit plan available to all employees. The assets of the plan are held separately from those of the subsidiary and are invested in managed funds principally comprised of equity securities. Plan benefits are based on years of service and compensation levels at the time of retirement. The funding of the plan is determined following consultation with actuaries using the projected unit credit method.

     For purposes of these supplemental consolidated financial statements, the actuarial value of the plan's liabilities has been estimated using the available actuarial valuations and the plan's asset values reflect the actual market value of those assets at each balance sheet date based on records maintained by the plan's trustees. The most recent actuarial update of the plan's liabilities was performed as of December 31, 1997. The significant assumptions used and the funded status of the plan are set out in the tables below.

                                                             Significant
                                                             Assumptions
                                                          As of December 31,
                                                          ------------------
                                                          1997  1996   1995
                                                          ----  ----   ----
                                                            %     %      %
                                                          ----  ----   ----
 Discount rate........................................     6.75  8.0    8.0
 Expected long-term rate of return on plan assets.....     7.75  9.0    9.0
 Rate of increase in compensation.....................     5.25  6.0    6.0

                           SNYDER COMMUNICATIONS, INC.

   Net Periodic Pension Cost

     Net periodic pension cost is determined using the assumptions as of the beginning of the year and is comprised of the following (in thousands).

                                                                                Years Ended December 31,
                                                                                ------------------------
                                                                               1997       1996        1995
                                                                               ----       ----        ----
     Service cost.......................................................      $1,360     $1,109       $ 726
     Interest cost on projected benefit obligation......................       1,065        875         710
     Actual return on plan assets.......................................      (2,899)    (1,078)     (1,704)
     Net amortization of unrecognized net loss and deferral of actual
        return on plan assets...........................................       1,638        125         915
                                                                             -------    -------      ------
     Net periodic pension cost..........................................      $1,164     $1,031       $ 647
                                                                             ========   ========     ======

   Funded Status

     The funded status is determined using the assumptions as of the end of the year and is reflected as follows (in thousands).

                                                                                     As of December 31,
                                                                                     ------------------
                                                                                    1997           1996
                                                                                    ----           ----
     Actuarial present value of benefit obligations:
     Accumulated and fully vested..............................................    $14,351        $11,501
                                                                                 ---------      ---------
     Accumulated benefit obligation............................................     14,351         11,501
     Effect of projected future compensation levels............................      3,151          2,430
                                                                                 ---------      ---------
     Projected benefit obligation..............................................     17,502         13,931
     Plan assets at fair value.................................................     17,321         13,777
                                                                                 ---------      ---------
     Plan assets less than projected benefit obligation........................       (181)          (154)
     Unrecognized loss.........................................................        428            411
                                                                                 ---------      ---------
     Prepaid pension cost......................................................   $    247       $    257
                                                                                 =========      =========


     The Company and certain of its subsidiaries maintain defined contribution benefit plans. Pension and profit sharing costs related to these plans amounted to approximately $1.2 million, $1.0 million and $0.7 million for 1997, 1996, and 1995, respectively.

     The Company and certain of its subsidiaries maintain deferred compensation plans for certain key executives. The related expense for these agreements, on a present value basis, is being recognized as earned. The Company recognized approximately $0.4 million, $1.2 million and $0.3 million of deferred compensation expense, including interest charges in 1997, 1996, and 1995, respectively.

16. Net Income Per Share

     A reconciliation of the shares used to compute basic and diluted earnings per share follows. For each of the years presented, the same net income used to compute basic earnings per share was used to compute diluted earnings per share.

                           SNYDER COMMUNICATIONS, INC.

                                                                         Years Ended December 31,
                                                                         ------------------------
                                                                         1997     1996      1995
                                                                         ----     ----      ----
                                                                              (in thousands)
     Weighted average shares outstanding for the period used in
        computation of basic net income per share...................    61,917   57,669   57,349
     Diluted impact of stock options and other dilutive securities..      --        798       91
                                                                       -------  -------  -------
     Shares used in computation of diluted net income per share.....    61,917   58,467   57,440
                                                                       =======  =======  =======


     For the years ended December 31, 1997 and 1996, there existed weighted average common stock equivalents of 1,807,903 and 12,437, respectively, which are not included in the calculation of diluted net income per share because they were antidilutive for the period.

17. Discontinued Operations

     On October 24, 1997, the Board of Directors of one of the Company's 1998 acquirees approved the spin-off of its sports management operations, which were carried on by Bob Woolf Associates, Inc. ("BWA"), a wholly owned subsidiary. The acquiree purchased BWA in May 1996. The spin-off was executed in the form of a dividend to the acquiree's stockholders of record on October 31, 1997, whereby each stockholder received one share of BWA for each share of the acquiree's common stock held.

     The net losses of BWA prior to October 31, 1997, are included in the accompanying supplemental consolidated statement of income under "discontinued operations" and represent a net loss of $0.02 and $0.03 per diluted share for 1997 and 1996. Revenues from BWA were approximately $0.3 million for the period from May 1, 1996 (date of BWA acquisition) to December 31, 1996, and approximately $2.0 million for the ten months ended October 31, 1997.

18. Leases:

     The Company leases certain facilities, office equipment and other assets. The following is a schedule of future minimum lease payments for capital leases and for operating leases (with initial or remaining terms in excess of one year at December 31, 1997 (in thousands):

Years Ending December 31,                                                    Capital Leases   Operating Leases
-------------------------                                                    ---------------  ----------------
     1998 ................................................................      $ 2,041            $28,590
     1999 ................................................................        1,564             23,297
     2000 ................................................................          413             18,862
     2001 ................................................................          103             15,042
     2002 ................................................................            7             13,447
     Thereafter...........................................................         --               35,854
                                                                              ---------          ---------
     Total minimum lease payments.........................................        4,128           $135,092
     Less--Amount representing interest....................................        (370)         =========
                                                                              ---------
     Total obligation under capital leases................................        3,758
     Less--Current portion.................................................      (1,910)
                                                                              ---------
     Long-term portion....................................................       $1,848
                                                                              =========

     Property and equipment, net, on the consolidated balance sheet includes $3.8 million and $4.3 million for equipment purchased under capital leases as of December 31, 1997 and 1996, respectively.

                           SNYDER COMMUNICATIONS, INC.

     Rental expense for all operating leases was approximately $24.3 million, $21.6 million and $18.0 million for the years ended December 31, 1997, 1996, and 1995, respectively.

19. Commitments and Contingencies:

     The Company has entered into employment agreements with certain key executives and consulting agreements with certain former executives that call for guaranteed minimum salaries and bonuses for varying terms.

     An officer of one of the acquired Companies was terminated in February 1997, and the matter is subject to ongoing litigation. Due to changes in fact that resulted from the acquisition, the Company recorded a liability in the quarter ended September 30, 1997 equal to the expected cost to resolve the matter.

     One of the Company's U.S. subsidiaries issued irrevocable letters of credit, automatically renewable on an annual basis for $2.2 million to a landlord as a security deposit for a lease. This subsidiary also has standby letters of credit with a bank, secured by compensating balance arrangements, totaling $1.3 million. The standby letters of credit renew annually and interest is charged at a rate of 1.25% per year.

     The Company is subject to lawsuits, investigations and claims arising out of the conduct of its business, including those related to commercial transactions, contracts, government regulation, and employment matters. Certain claims, suits and complaints have been filed or are pending against the Company. In the opinion of management and legal counsel, all matters are without merit or are of such kind, or involve such amounts, as would not have a material effect on the financial position or results of operations of the Company if disposed of unfavorably.

20. Related Parties:

     SNC's headquarters office space is leased from a third party, in which one of the nonemployee directors of the Company has a minority ownership interest. Rent paid under this lease was $2.4 million, $1.1 million, and $0.8 million in 1997, 1996 and 1995, respectively.

     During 1995, SNC advanced $2.7 million to a stockholder of SMS as evidenced by a promissory note. The note was noninterest bearing and secured by SMS stock. This note was distributed to the SMS stockholders, pro rata, on June 30, 1996.

     SNC produces a WallBoard(R) for which a publication beneficially owned by certain nonemployee directors of the Company is one of the sponsors. Revenues earned under this program were $2.0 million in 1997.

     In December 1997, the Company entered into a software license agreement with a company in which certain nonemployee directors of the Company are directors and in which they own a minority interest. The Company will pay approximately $2.5 million for the license and related equipment.

21. Geographical Data:

     After giving effect to the Acquisitions, the Company has operations in the United States, the U.K., France, Germany, Ireland, the Netherlands and Hungary. Financial information for the Company's operations in the U.K., France, Germany,

                           SNYDER COMMUNICATIONS, INC.

Ireland, the Netherlands and Hungary are classified as international and consist primarily of operations in the U.K. (in thousands).

                                                              Years Ended December 31,
                                                              ------------------------
                                                             1997       1996       1995
                                                             ----       ----       ----
     Revenues
          United States...............................     $413,650   $338,507   $270,077
          International...............................      185,037    146,034    128,990
                                                           --------   --------   --------
               Total revenues.........................     $598,687   $484,541   $399,067
                                                           ========   ========   ========
     Income (loss) from operations
          United States...............................    $(25,257)    $20,017    $26,823
          International...............................       3,887       3,342     10,975
                                                           --------   --------   --------

               Total income (loss) from operations....    $(21,370)    $23,359    $37,798
                                                           ========   ========   ========
     Identifiable assets
          United States...............................     $306,449   $230,680
          International...............................      133,145     81,555
                                                           --------   --------
               Total identifiable assets..............     $439,594   $312,235
                                                           ========   ========


22. Selected Quarterly Financial Data (unaudited, in thousands, except per share data):

     The following table summarizes financial data by quarter for the Company for 1997 and 1996, giving effect to the Acquisitions as if they had occurred at the beginning of the earliest period presented (Unaudited, in thousands, except per share data).

                                                                      1997 Quarter Ended
                                                                      ------------------
                                                        March 31     June 30   September 30   December 31    Total
                                                        --------     -------   ------------   -----------    -----
Revenues  ...........................................   $132,489    $145,020     $149,854      $171,324    $598,687
Gross profit.........................................     39,243      44,933       44,622        46,880     175,678
Income (loss) from continuing operations.............     (9,685)      8,876      (19,302)       (7,039)    (27,150)
Income (loss) from continuing operations per share
   (diluted).........................................      (0.16)       0.14        (0.31)        (0.11)      (0.44)
Net income (loss)....................................    (10,243)      8,252      (19,601)       (7,065)    (28,657)
Net income (loss) per share (diluted) (a)...........       (0.17)       0.13        (0.32)        (0.11)      (0.46)
Pro forma net income (loss) from continuing
   operations........................................    (10,949)      7,027      (18,579)       (8,837)    (31,338)
Pro forma net income (loss) from continuing
   operations per share (diluted)....................      (0.18)       0.11        (0.30)       (0.14)       (0.51)
Pro forma net income (loss)..........................    (11,282)      6,655      (18,758)       (8,853)    (32,238)
Pro forma net income (loss) per share (diluted) (a)..      (0.19)       0.11        (0.31)       (0.14)       (0.52)
Pro forma net income from continuing operations,
   excluding nonrecurring acquisition and related
   costs, ESOP expense, recapitalization costs
   and compensation to stockholders..................      7,003       9,026        8,598         4,656      29,283
Pro forma net income from continuing operations,
   excluding nonrecurring acquisition and related
   costs, ESOP expense, recapitalization costs
   and compensation to stockholders per
   share (diluted)...................................       0.11        0.14         0.14          0.07        0.46




                                       44

                           SNYDER COMMUNICATIONS, INC.

      NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS--(Continued)


                                                                       1997 Quarter Ended
                                                                       ------------------
                                                          March 31     June 30   September 30   December 31    Total
                                                          --------     -------   ------------   -----------    -----

Revenues ............................................     $107,285    $116,892     $125,226     $135,138     $484,541
Gross profit.........................................       33,307      36,625       38,799       39,844      148,575
Income (loss) from continuing operations.............        4,254       5,430        5,440        (637)       14,487
Income (loss) from continuing operations per
   share (diluted)...................................         0.07       0.09          0.10       (0.01)         0.25
Net income (loss)....................................        4,254       5,241        4,733      (2,454)       11,774
Net income (loss) per share (diluted)................         0.07       0.09          0.08       (0.04)         0.20
Pro forma net income from continuing
   operations........................................        2,558       3,156        1,816          296        7,826
Pro forma net income from continuing
   operations per share (diluted)....................         0.04       0.06          0.03         0.00         0.13
Pro forma net income (loss)..........................        2,558       3,043        1,394      (1,279)        5,716
Pro forma net income (loss) per share
   (diluted) (a).....................................         0.04       0.05          0.02       (0.02)         0.10
Pro forma net income from continuing operations,
   excluding nonrecurring acquisition and
   related costs, ESOP expense, recapitalization
   costs and compensation to stockholders............        6,015       6,610        5,996        5,657       24,278
Pro forma net income from continuing operations,
   excluding nonrecurring acquisition costs, ESOP
   expense, recapitalization costs and compensation
   to stockholders per share (diluted)...............         0.11        0.12         0.10         0.09         0.42


     The pro forma amounts include a provision for federal and state income taxes as if the Company had been a taxable C corporation for all periods presented.

(a) The sum of these amounts does not equal the annual amount because the quarterly calculations are based on varying numbers of shares outstanding.

23. Subsequent Events (unaudited):

     In February 1998, the Company acquired Healthcare Promotions, LLC, a provider of pharmaceutical marketing and sales force training services, in the United States. The transaction was valued at $22.0 million and was accounted for as a purchase business combination.

     In March 1998, the Company acquired CLI Pharma S.A., a provider of outsourced pharmaceutical sales and sales force recruitment services in France. The transaction was valued at $25.0 million and was accounted for as a purchase business combination.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Brann Holdings Limited:

     We have audited the consolidated balance sheets of Brann Holdings Limited (the Company) and its subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom, which do not differ in any material respect from generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles in the United States.


                               PRICE WATERHOUSE
                               Chartered Accountants and Registered Auditors


Bristol, England
May 30, 1997

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
   American List Corporation

     We have audited the consolidated balance sheet of American List Corporation and Subsidiaries as of February 28, 1997, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the two-year period then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American List Corporation and Subsidiaries as of February 28, 1997, and the consolidated results of their operations and their consolidated cash flows for each of the years in the two-year period then ended in conformity with generally accepted accounting principles.


                                                        GRANT THORNTON LLP

Melville, New York
April 11, 1997

              SUPPLEMENTAL REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Snyder Communications, Inc.:

We have audited in accordance with generally accepted auditing standards, the supplemental consolidated financial statements of Snyder Communications, Inc. included in this Form 8-K filing and have issued our report thereon dated November 25, 1998. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule II - Valuation and Qualifying Accounts included in this Form 8-K is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and in our opinion, based on our audits and the reports of other auditors, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



                               ARTHUR ANDERSEN LLP

Washington, D.C.
November 25, 1998

                           SNYDER COMMUNICATIONS, INC.
                                   SCHEDULE II
                        VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (in thousands)

                                                            Deductions from
                                                          Reserve for Purpose
                    Balance at       Additions Charged     for which Reserve       Translation       Balance at End
                Beginning of Year   to Cost and Expense       was Created           Adjustment           of Year
                -----------------   -------------------       -----------           ----------           -------
     1995                 581                1,689                  508                    (5)              1,757
     1996               1,757                1,177                  482                    60               2,512
     1997               2,512                6,369                1,220                    28               7,689



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SNYDER COMMUNICATIONS, INC.

Date:   November 27, 1998              By: /S/ MICHELE D. SNYDER
                                           -------------------------------------
                                       Name: Michele D. Snyder
                                       Title: Vice Chairman, President and Chief
                                               Operating Officer



Date:   November 27, 1998              By: /S/ A. CLAYTON PERFALL
                                           -------------------------------------
                                       Name: A. Clayton Perfall
                                       Title: Chief Financial Officer